NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

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PRA Group

ANNUAL MEETING
Friday, May 29, 2015
12:00 Noon, Eastern Time, Building III, 2nd Floor
130 Corporate Boulevard, Norfolk, VA 23502

Notice of 2015 Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF PRA GROUP, INC.

Date:    May 29, 2015
Time:    12:00 p.m. Eastern Time
Place:    PRA Group, Inc.
Building III
2nd Floor
130 Corporate Blvd
Norfolk, VA 23502

Dear Fellow Stockholders:
We are pleased to invite you to the Annual Meeting of Stockholders on May 29, 2015 at our Corporate Headquarters located at 130 Corporate Boulevard, Norfolk, Virginia 23502 at 12:00 p.m. Eastern Time. We look forward to your attendance at the meeting and we encourage you to complete, sign and date the enclosed proxy card to vote your shares or vote your shares on the Internet or by telephone, whether or not you are planning to attend. Following a report on PRA Group, Inc.’s (the “Company”) business results, stockholders will vote:

•	To elect the nominees named in the accompanying proxy statement to the Board of Directors for the coming year;

•	To ratify the selection of our independent registered public accounting firm for 2015; and

•	To approve on a non-binding advisory basis, the compensation of our named executive officers.
Stockholders also will transact any other business that may properly come before the meeting and any adjournment or postponement thereof.
Stockholders of record as of the close of business on April 4, 2015 are entitled to receive notice of, and to vote at, the Annual Meeting. Included in these materials are the Proxy Statement; the Company’s 2014 Annual Report to Stockholders, which includes the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014; this Notice of the Company’s 2015 Annual Meeting; and your proxy card. These materials are first being mailed to stockholders on or about April 17, 2015, and are also available online at the Company’s website at www.pragroup.com.
Every stockholder’s vote is important and valued by the Company. We hope that you will find our Proxy Statement to be easy to follow, and that it will aid in your ability to designate your proxy vote.
Once again we thank you for your commitment to the Company and urge you to vote your shares now.
By Order of the Board of Directors,

Steven D. Fredrickson	Judith S. Scott
Chairman, President and Chief Executive Officer	Executive Vice President, General Counsel and Corporate Secretary

April 17, 2015

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2015 Proxy Summary

SUMMARY OF KEY ELEMENTS OF PROXY STATEMENT

2015 Proxy Summary
The following is a summary of information contained elsewhere in this Proxy Statement. This does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Agenda and Voting Matters
The Board of Directors recommends a vote for the following proposals:

1.    Election of Directors (Page 10);
2.    Ratification of Independent Registered Public Accounting Firm (Page 26); and
3.    Approval, on a Non-Binding Advisory Basis, of the Compensation of our Named Executive Officers (Page 28).

Board Nominees
Name and Year Joined the Board	Principal Occupation	Experience / Qualifications	Audit Committee	Compensation Committee	Compliance Committee	Nominating and Corporate Governance Committee
Steven D. Fredrickson, 2002	President, CEO and Chairman of PRA Group, Inc. since 2002	High Level of Financial Literacy, Leadership & Board Experience, Financial Industry Experience, Experience with Complex Organizations, Entrepreneurial Spirit
Penelope W. Kyle, 2005	President, Radford University	Leadership & Board Experience, Government & Regulatory Experience

2014 Compensation Summary(1)
Compensation Component	Steven D. Fredrickson	Kevin P. Stevenson	Geir L. Olsen(2)(3)	Michael J. Petit	Christopher B. Graves
Salary	$846,154	$428,846	$244,702	$424,038	$348,077
Bonus Awarded	$2,000,000	$1,000,000	$492,435	$825,000	$700,000
Equity Granted	$2,750,000	$1,300,000	$4,048,794	$1,200,000	$900,000
Total 2014 Compensation	$5,596,154	$2,728,846	$4,785,931	$2,449,038	$1,948,077
(1)    Values in table may vary slightly from the 2014 Summary Compensation Table found on page 50 due to rounding.
(2)    Geir L. Olsen’s base pay and bonus were converted from Euros as of December 31, 2014 for illustrative purposes only. The exchange rate used was €1/$1.2155.
(3)    Geir L. Olsen’s salary displayed is prorated since it has only been recorded by The Company since the July 16, 2014 acquisition of Aktiv Kapital, AS (“Aktiv”). His annualized salary is €437,956 per his employment contract. His prorated salary for the period July 16, 2014 to December 31, 2014 is €201,318 and was converted from Euro’s as of December 31, 2014.

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2014 PRA Group, Inc.

COMPANY PERFORMANCE AND COMPENSATION HIGHLIGHTS

Our Business
PRA Group, Inc. (which, together with its subsidiaries, we refer to as PRA or the Company) is a specialized financial and business services company. We are a market leader in the consumer debt purchase and collection industry. The Company also provides a broad range of fee-based services to include revenue enhancement for local governments; vehicle location, skip-tracing and collateral recovery for auto lenders, governments, and law enforcement; contingent consumer debt recovery on behalf of banks, credit providers, and debt purchasers; and filing of class action claims on behalf of institutional investors, manufacturers, and retailers. PRA was founded in 1996 and has been public since 2002. We are distinguished by our strong customer focus, continuous innovation, and culture of integrity and compliance. We have approximately 3,900 employees in the United States, Canada and throughout Europe. For more information about our businesses, please refer to our Annual Report on Form 10-K filed with the SEC on March 2, 2015.
Company Performance Highlights
PRA delivered another year of record performance in 2014. This performance was evident in all of our significant financial metrics including Net Income, Earnings Per Share (EPS), Revenue, and Cash Collections.

Financial Metric	2010	2011	2012	2013	2014
Net Income (in millions)	$73.5	$100.8	$126.6	$175.3	$176.5
Diluted Earnings Per Share	$1.45	$1.95	$2.46	$3.45	$3.50
Revenue (in millions)	$372.7	$458.9	$592.8	$735.1	$881
Cash Collections (in millions)	$529.3	$705.5	$908.7	$1,142.4	$1,378.8

The Company has also achieved the following milestones:

•
Completed the acquisition of Aktiv, now known as PRA Group Europe, for $861.3 million. Aktiv was a Norway based leader in acquiring and servicing non-performing consumer debt in fourteen European countries and Canada. PRA Group Europe is led by a high caliber management team and manages across multiple markets giving PRA immediate access to European markets. An example of the acquisition allowing PRA to expand into new markets is the fourth quarter investment to purchase and collect on portfolios in Poland.

•
Completed the acquisition of certain assets from Pamplona Capital Management, including its individual voluntary arrangements (IVA) Master Servicing Platform and other operating assets in the UK, expanding PRA’s ability to offer comprehensive debt buying solutions to global clients across a variety of their defaulted customer accounts. This transaction fits with our long-term strategy to become the largest global debt buyer. In Q4 2014, the UK Insolvency team facilitated an investment of $11.6 million in the European insolvency market;

•	The total investments across PRA Group in 2014 were an impressive $1.43 billion; and

•	1-Year, 3-Year and 5-Year total stockholder returns continued to outperform the Compensation Peer Group median and market as shown on the following chart:

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2014 PRA Group, Inc.

Total Stockholder Return(1)

PRAA NASDAQ S&P 500 PEER GROUP	PRAA NASDAQ S&P 500 PEER GROUP	PRAA NASDAQ S&P 500 PEER GROUP

1 – Year Return	3 – Year Return	5 – Year Return

(1) The Compensation Peer Group can be found on page 34

Continued Focus on Compliance
At PRA we do the right things. This means we are dedicated to meeting our compliance obligations. In addition, we believe adherence to all applicable laws and regulations promotes a better customer experience and higher customer satisfaction. Such beliefs are a driving reason behind our passion for compliance. We are subject to state, federal, and multinational oversight and are faced with laws, regulations and guidance that impact every aspect of our business. Given this complex environment, we have adopted a compliance management system intended to proactively identify legal and regulatory requirements and to effectively manage any changes in the legal and regulatory landscape. Compliance is at the heart of our culture, supported by comprehensive policies and procedures, training, and an extensive network of internal controls. Our Global Compliance team reports to the CEO and the Board of Directors and is responsible for advancing compliance by testing controls, conducting compliance risk assessments, overseeing remediation of compliance issues and proactively identifying and escalating emerging risks to executive management and the Board of Directors.

Compensation Highlights
Our consistent strong performance is reflected in the compensation that our named executive officers (to whom, we collectively refer to as NEOs) earned in 2014, as described in the Compensation Discussion and Analysis (“CD&A”) in this Proxy Statement. In light of the favorable results of the 2014 advisory vote to approve the Company’s executive compensation, the Company continued its existing compensation practices without substantial changes in 2014. At the Company’s 2014 Annual Meeting of Stockholders, 98.6% of stockholder votes cast approved, on a non-binding advisory basis, the compensation program for the Company’s NEOs.

The Board awarded Steven D. Fredrickson, our CEO, incentive compensation for 2014 that was tied to business results, including a non-equity incentive plan award of $2,000,000 and an equity award under our 2014 Long-Term Incentive (“LTI”) Program valued at $1,750,000 at the time of grant. Additionally the Board awarded Mr. Fredrickson an additional equity incentive plan award in the amount of $1,000,000 with the renewal of his employment contract at the end of 2014.

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2014 PRA Group, Inc.

The compensation of our other NEOs’ further reflects both our strong 2014 performance and our compensation philosophy. Consistent with our executive compensation philosophy, a significant portion of both our CEO’s and other NEOs’ total compensation is incentive-based and at risk, as illustrated in the following graphs

Comparing PRA to its Compensation Peer Group (as listed on page 34 of this Proxy Statement) on a one, three and five year basis, our percentile ranking in terms of total stockholder return exceeds the percentile ranking of our CEO’s target and realizable pay.

	One Year	Three Years	Five Years
Total Stockholder Return (1)	69th percentile	99th percentile	99th percentile
CEO Target Pay(2)	61st percentile	45th percentile	38th percentile
CEO Realizable Pay(3)	69th percentile	76th percentile	53rd percentile
(1) As of December 31, 2014; assumes reinvestment of dividends.
(2) CEO target pay is based on compensation information reported in the most recently filed proxy statements of the Company’s 2014 compensation peer companies listed on page 34 of this proxy statement.
(3) Realizable pay was calculated as the sum of (a) annual base pay, (b) actual bonus, and for long-term incentive awards granted during the measurement period, (c) intrinsic value of stock options as of December 31, 2014, (d) value of restricted stock as of the vesting date or December 31, 2014, if not vested, (e) performance shares earned or target shares if the performance period ends after December 31, 2014 (based on the stock price at the vesting date or December 31,2014 if not vested), and (h) earned performance cash awards or target values if the performance period ends after December 31, 2014.

Further detail on the total compensation for our CEO and all other NEOs’ can be found in the Compensation Discussion and Analysis and the corresponding tables and narratives in this Proxy Statement.

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Table of Contents

Voting Instructions and Information	1	Compensation of Directors	21
Who May Vote	1	Security Ownership	22
Matters to be Presented	1	Security Ownership of Management and Directors	23
Costs of Proxy Solicitation	1	Security Ownership of Certain Beneficial Owners	24
Attending the Annual Meeting	1	Proposal 2: Ratification of the Independent
Revoking Your Proxy	2	Registered Public Accounting Firm	26
Quorum and How Votes Are Counted	2	Report of the Audit Committee	27
Voting Your Proxy	2	Proposal 3: Advisory Vote to Approve Named
Broker Non-Votes	2	Executive Officer Compensation	28
How to Vote	3	Compensation Discussion and Analysis	29
Voting Results	3	Compensation Committee Report	49
Board Recommendations	3	Compensation Tables	50
Executive Officers Table	4	2014 Summary Compensation Table	50
Corporate Governance	6	Grants of Plan-Based Awards	51
Director Attendance	6	Outstanding Equity Awards	52
Director Independence	6	2014 Stock Vested	53
Board Leadership	7	Post-Employment Compensation Arrangements	54
Independent Director Meetings	7	Estimated Post-Employment Payments and Benefits	55
Board Risk Oversight	8	Submission of Stockholder Proposals	57
Communication with Directors	8	Electronic Delivery of Proxy Materials	57
Policies for Approval of Related Person Transactions	9	Annual Report on Form 10-K	58
Proposal 1: Election of Directors	10	Stockholder List	58
Director Nominees	11
Experience of Directors Continuing	13
Director Orientation & Qualifications	15
Committees of the Board of Directors	18

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Voting Instructions & Information

PROXY STATEMENT
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PRA Group, Inc. (which, together with its subsidiaries, we refer to as “PRA” or “the "Company”) in connection with the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for May 29, 2015, at 12:00 noon Eastern Time at PRA’s Corporate Headquarters located at 130 Corporate Blvd, Building III 2nd Floor, Norfolk, Virginia 23502. These proxy materials are first being furnished to stockholders on or about April 17, 2015.

VOTING INSTRUCTIONS AND INFORMATION

Who May Vote
Each holder of the approximately 48,300,553 shares of the issued and outstanding shares of the Company’s common stock at the close of business on April 4, 2015 (the “Record Date”) will be entitled to receive a notice of the Annual Meeting, and to attend and vote at the Annual Meeting. Such persons are considered “holders of record” and will be entitled to cast one vote per share owned for each proposal to be considered at the Annual Meeting.

Matters to be Presented
We are not aware of any matters to be presented at the meeting other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Costs of Proxy Solicitation
The Company will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, the 2014 Annual Report to Stockholders, the Notice of Internet Availability of Proxy Materials and any additional solicitation materials sent by the Company to stockholders, brokers, banks and other institutions. In addition, proxies may be solicited by directors, officers and other employees of the Company who will not receive any additional compensation for such solicitation.

Attending the Annual Meeting
If you plan to attend the Annual Meeting and wish to vote your shares in person, you will be asked to present valid government-issued photo identification, such as a driver’s license, in order to gain admission. If you are a holder of record, you will need to bring with you your proxy card or other documentation showing that you owned shares of the Company’s common stock on the Record Date. You will not be able to vote your shares at the Annual Meeting without a proxy card or such other documentation. If you require special assistance due to a disability or other reasons, please notify the Corporate Secretary in writing at 140 Corporate Blvd, Norfolk, Virginia 23502, Attention: Judith S. Scott, Executive Vice President, General Counsel and Corporate Secretary, or by email at jsscott@pragroup.com.

If your shares are held by a broker, bank or other similar organization, you are the beneficial owner of the shares, but not the record holder; therefore, you must bring one of the following with you to the Annual Meeting: the proxy card; the Notice of Internet Availability of Proxy Materials; any voting instruction form that is sent to you; or your most recent brokerage statement or a letter from your broker, bank or other similar organization indicating that you beneficially owned the shares of common stock as of the Record Date. We can use this information to verify your beneficial ownership of common stock in order to admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you will also need to bring to the Annual Meeting a proxy from your broker, bank or other similar organization that authorizes you to vote the shares that the holder of record holds for you in its name.

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Voting Instructions & Information

Revoking Your Proxy
You may change or revoke your proxy at any time before it is voted at the Annual Meeting by sending a written notice of revocation of your proxy to the Corporate Secretary so that it is received before the completion of voting at the Annual Meeting. You may also attend the Annual Meeting and vote in person, unless you are a beneficial owner, without a legal proxy. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. In order to revoke your proxy, you must also notify the Corporate Secretary of your intent to vote in person, and then vote your shares at the Annual Meeting. If you require assistance in changing or revoking your proxy, please contact the Corporate Secretary at 140 Corporate Blvd, Norfolk, Virginia 23502, Attention: Judith S. Scott, Executive Vice President, General Counsel and Corporate Secretary or by email at jsscott@pragroup.com.

Quorum and How Votes Are Counted
A quorum is required to transact business at the Annual Meeting. A majority of holders of the issued and outstanding shares of common stock of the Company entitled to vote, who are represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes, which are explained below, are included in determining whether a quorum is present. Alliance Advisors has been appointed by the Board to act as the inspector of election. The inspector of election will tabulate the votes cast by proxy or in person at the Annual Meeting, and will determine whether or not a quorum is present. In the event that a quorum is not present, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.

Voting Your Proxy
Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted as follows:

1.	“FOR” the election of each of the nominees named in this Proxy Statement to the Board for a term of three years;

2.	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal year 2015;

3.	“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs; and

4.	In the best judgment of the persons named in the proxies, with respect to any other matters that may properly come before the meeting and any adjournments or postponements.
Broker Non-Votes
Brokers, banks or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from voting such customers’ shares on non-routine matters in the absence of specific instructions from such customers. The absence of a specific instruction is commonly referred to as a “broker non-vote.” If your shares are held in “street name”, it is critical that you vote or provide specific instructions to your broker, bank or similar organization if you want your vote to count. The ratification of the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm is considered a routine matter. Therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter. On the other hand, the election of directors and the approval of the compensation, on a non-binding basis, of the Company’s NEOs, are considered non-routine matters. If you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these non-routine matters absent specific instructions from you, using the voting instructions form or Internet voting instructions that the institution provides to you. Absent specific instructions, the shares held by such organization are not counted as shares present and entitled to be voted with respect to such non-routine matters. Therefore, broker non-votes will exist with respect to such non-routine matters but will have no impact on the outcome of such non-routine matters.

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Voting Instructions & Information

If you received more than one proxy card, you may hold shares in more than one account. To ensure that all of your shares are voted, you must sign and return each card that you receive. Alternatively, if you vote online via the Internet or by telephone, you will need to vote once for each proxy card you receive. As a holder of common stock of the Company, you are always invited to attend the Annual Meeting and vote your shares in person.

How to Vote
You are encouraged to submit your vote in advance of the meeting. You are entitled to cast one vote per share owned as of the Record Date for each proposal to be considered at the Annual Meeting. You may vote online, by telephone, by mail or in person at the Annual Meeting.

Voting By Mail
If you do not expect to attend the Annual Meeting in person, and choose to vote on the proposals on the agenda by mail, simply complete the proxy card, sign and date it, and return it in the postage-paid envelope provided. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other similar organization), you may obtain a proxy, executed in your favor, from the record holder. You may sign the proxy card and return it to the Company, or you may direct the record holder of your shares to vote your proxy in the manner you specify. Further, if your shares are held in street name, you must communicate your instructions respecting the voting of your shares to the record holder, or your broker will be prohibited from voting your shares. Voting by mail will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and must actually vote your shares at the Annual Meeting.

Voting and Viewing Proxy Materials via the Internet
Under rules approved by the Securities and Exchange Commission (“SEC”), the Company is furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on your proxy card and on the Notice of Internet Availability of Proxy Materials which is sent to stockholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other similar organization). Voting over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and then vote your shares at the Annual Meeting. In addition, stockholders may request proxy materials be sent in printed form by mail or electronically by email on an ongoing basis. This process provides stockholders with needed information in a timely manner, while conserving natural resources and lowering the costs of printing and distributing proxy materials.

Voting Results
The results of voting at the Annual Meeting will be filed with the SEC via Form 8-K within four business days after the Annual Meeting and will be available on the SEC’s website www.sec.gov or on our website www.pragroup.com. If the final results are not available at that time, we will provide preliminary voting results in a Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they are available.

Board Recommendations
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

•	“FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO THE BOARD FOR THE COMING YEAR;

•	“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015; AND

•	“FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs.

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EXECUTIVE OFFICERS TABLE

Executive Officers

Name	Position	Prior Experience	PRA Tenure (Years)	Relevant Industry Experience (Years)	Age (Years)
Steven D. Fredrickson	Chairman, President and Chief Executive Officer	Household Recovery Services, Continental Illinois National Bank and Trust Company	19	30+	55
Kevin P. Stevenson	Executive Vice President, Chief Financial and Administrative Officer, Treasurer and Assistant Secretary	Household Recovery Services, Household Bank	19	26+	51
Geir L. Olsen	Chief Executive Officer, PRA Group Europe	McKinsey & Company, Inc., Tandberg/Cisco, Aktiv Kapital, AS	1	8+	45
Michael J. Petit	President, Insolvency Investment Services	Pacific Crest Securities, Caterpillar, Banc One Capital Markets, Ford Motor Company, Jefferies and Company, Continental Bank	11	25+	55
Chris B. Graves	Executive Vice President, Core Acquisitions	Capital One, Signet Bank, First Union	9	22+	46
Neal Stern	Executive Vice President, Operations	Target Financial Services, US Bank, Transamerica	6	23+	47
Kent K. McCammon	Executive Vice President, Strategy and Business Development	Trader Publishing Company, Atlantic Capital Management, Inc., Scott and Stringfellow, Smith Barney, Lehman Brothers, Shamrock Holdings, Inc.	7	25+	48
Steve Roberts(1)	President, Business and Government Services	ShopText, Interpublic Group, Otis, Carrier, Digitas, United Technologies	2	29+	53
Judith S. Scott	Executive Vice President, General Counsel and Corporate Secretary	Commonwealth of Virginia, Virginia Housing Development Authority	16	30+	69
Michelle F. Link(2)	Senior Vice President, Human Resources	Amerigroup, Corning, Cigna, Blue Cross Blue Shield	4	17+	40
Laura White(3)	Global Chief Compliance Officer	Allianz, Federal Reserve Bank of Richmond, Capital One	1	22+	44

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EXECUTIVE OFFICERS TABLE

Mr. Fredrickson’s biography can be found on page 11. The biographies of our other Named Executive Officers (NEOs) can be found on pages 40-42 with the CD&A. Each of Mr. Stern, Mr. McCammon, and Ms. Scott have been with PRA for at least the past five years, as reflected in the table above. The principal occupation, employment and business experience of the remaining Executive Officers prior to their employment with PRA is reflected in the footnotes to the table, which provides five years of occupation, employment and business experience history less any time such Executive Officers has been employed by PRA. The principal occupation, employment and business experience history of each NEO provides a brief explanation as to the nature of responsibility undertaken by such individual in their prior positions to provide adequate disclosure of his or her prior business experience.

(1) Mr. Roberts was the Chief Executive Officer of ShopText for the six years prior to joining PRA. He has a significant background in marketing and operations and worked as a chief operating officer and chief financial officer at subsidiaries of the publicly-held McCann Erikson and Modem Media organizations. His role as President, Business and Government Services at PRA is similar to and leverages his marketing, operations, and financial expertise.

(2) Ms. Link was the Vice President, Human Resources for BlueCross BlueShield of Tennessee prior to joining PRA. In this role she had such functional responsibilities as Compensation, Benefits, HRIS, HR Generalists, and Training and Development and was responsible for a human resources team of over 100 human resources professionals. Her role at BlueCross BlueShield in Tennessee is very similar to the role she holds at PRA, both in terms of functional expectations and leadership capacity.

(3) Prior to joining PRA, Ms. White was the Chief Risk and Compliance Officer, Americas Zone for Allianz Global Assistance from 2010-2014. Ms. White has more than 20 years of leadership experience in the financial services industry. In her role with Allianz she was responsible for risk management and compliance, including operational risk, internal controls, business continuity and regulatory compliance. A significant amount of this experience is leveraged in her role at PRA.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

PRA’s Board and management are committed to strong ethical conduct, corporate governance and sound business practices. PRA has a code of business conduct and ethics (the “Code of Business Conduct and Ethics”) which satisfies the requirements for a “code of ethics” under the SEC rules and covers the members of our Board, our officers, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), and our employees. Our Code of Business Conduct and Ethics addresses, among other items, conflicts of interest; confidentiality; fair dealing; protection and use of corporate assets; compliance with laws and the reporting of illegal, fraudulent, or unethical behavior. We will disclose amendments to our Code of Business Conduct and Ethics, as well as any waivers thereof, on our website, www.pragroup.com, to the extent permissible by the rules and regulations of the SEC and the NASDAQ Stock Market LLC (“NASDAQ”). There were no waivers of the Code of Business Conduct and Ethics granted in 2014.

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters of the committees of the Board are posted on the Investor Relations page of our website, www.pragroup.com. Please note that the website does not constitute a part of this Proxy Statement. These materials are also available in print to any stockholder upon request. The Board regularly reviews committee charters and major corporate governance developments and modifies its governance principles, committee charters and key practices as warranted. Additionally, the Board conducts assessments of each of its committees and of itself. This process enhances director, committee, and Board effectiveness. At the conclusion of the Board and committee assessments, the Board uses the information obtained to evaluate and refine its processes and committee charters, as necessary.

Director Attendance
During 2014, the Board held twenty-five meetings: five regular meetings and twenty special meetings. The majority of the Board attended 100% of the regular meetings of the Board in 2014. Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served during 2014. All directors are encouraged, but not required, to attend our annual meeting of stockholders. All of our directors attended the 2014 annual meeting of stockholders.

Director Independence
The Board currently consists of seven directors, one of whom is currently employed by the Company (Steven D. Fredrickson, Chairman of the Board, President and CEO). The Board has established guidelines which conform to the independence requirements of the NASDAQ listing standards to assist it in determining director independence. In February 2015, the directors completed directors' and officers' questionnaires in accordance with current proxy disclosure requirements. These included updated information concerning their qualifications and experience, as well as any conflicts of interest, job changes, and any material transactions, material relationships, and other arrangements between the Company and the directors or immediate family members of the directors. A director’s immediate family members include the director's spouse, parents, children, siblings, in-laws, and anyone (other than domestic employees) who shares the director’s home. Based on the responses received and other available information, it was determined that all Audit Committee members are audit committee financial experts, as defined under the Security and Exchange Act of 1934, as amended (the “Exchange Act”), that all of the non-employee directors of the Company lack material relationships with the Company, and that all of the non-employee directors of the Company are independent directors under applicable securities law requirements and NASDAQ rules. This determination was made based upon a number of facts indicating that our non-employee directors do not have a direct or indirect material relationship with the Company, including, but not limited to, the following:

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CORPORATE GOVERNANCE

•
Except for Steven D. Fredrickson, the Chairman of the Board, President and CEO, no director is, or has ever been, an executive officer of the Company or employed by the Company or its subsidiaries, or has an immediate family member who is an officer of the Company or any of its subsidiaries or has any current or past material relationships with the Company;

•	No director, other than the CEO has ever received any compensation from, worked for, been retained by, or received anything of substantial value from the Company, other than director compensation;

•
No director or any member of any director's immediate family is, or ever was, employed by the Company's independent registered public accounting firm, or ever worked on the Company's audit at any time;

•
No NEO serves on the board of directors of any company that employs one of our directors or any member of the immediate family of any of our directors, no NEO sits on a board of directors of any company at which one of our directors is the chief executive officer or chief operating officer, and none of our directors nor any members of the immediate family of any of our directors has been an executive officer of any entity having a compensation committee on which one or more of the Company’s executive officers has concurrently served;

•
None of the independent directors, their respective affiliates or members of their immediate family, directly or indirectly, has engaged in any transaction with the Company or its affiliates or has any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent;

•
No director and no immediate family member of any director is a partner or controlling stockholder, director or executive officer of any entity from which the Company purchases goods or services, or to which the Company makes charitable contributions in excess of 5% of the entity's consolidated gross revenues for that year, or $200,000, whichever is greater; and

•	There are no family relationships among any of the directors or executive officers of the Company.

•	The Company does not have any related person transactions to report for Fiscal year 2014.

Board Leadership
The structure of our Board leadership consists of a Chairman (who is also our CEO), strong independent committee chairs and a Lead Independent Director, who is elected solely by the independent directors and whom we refer to as our Lead Director. Our Board believes that the current Board leadership structure, in which the roles of Chairman and CEO are held by one person, is best for the Company and its stockholders at this time. As Chairman and CEO, Mr. Fredrickson is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently guide our directors by focusing their attention on issues of greatest importance to the Company and its stockholders, while also working closely with Mr. Roberts, the Lead Director. However, the Board does review the appropriateness of this structure on a regular basis. Our Lead Director coordinates the activities of the other independent directors to ensure strong independent oversight of management; facilitates information flow and communication by acting as a liaison between the directors and management; chairs all meetings of the Board during executive session; and is authorized to call meetings of the independent directors and retain any outside advisors and consultants who report directly to the Board.

Independent Director Meetings
The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance; therefore independent directors meet at least quarterly in executive session without management present, as part of each regularly scheduled Board meeting. The Lead Director acts as chairman of these sessions, at which the independent directors have the opportunity to frankly discuss management’s performance.

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CORPORATE GOVERNANCE

Board Risk Oversight
The Board, as a whole and through its committees, is responsible for overseeing PRA’s risk profile and management’s processes for assessing and managing risk, and management is responsible for day-to-day risk management. The Board recognizes that the Company faces a broad range of risks, including financial, regulatory, operational, political, reputational, governance, and legal, that may affect the Company's ability to execute corporate strategies and fulfill business objectives. The Board operates within a climate of transparency and uninhibited dialogue with senior management. Consistent with this approach, senior management attends the regular meetings of the Board and routinely reports on their activities and presents quarterly risk management reports to the Audit Committee. These reports include risk considerations and discussions concerning actions and strategies for monitoring, managing and mitigating any risks identified. The Board meets regularly to discuss the strategic direction of the Company; a consideration of key risks is essential to the Company's strategic planning process. The Company’s Compliance Department documents known risks, assesses the sufficiency of risk identification, and recommends the appropriate manner in which to control or mitigate those risks.

Certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk. These include the following:

•
The Audit Committee receives quarterly risk management updates from the Company's CFO and the Company's external auditors on financial risks, compliance with reporting requirements, and internal controls. The Audit Committee also receives quarterly reports from the Company’s Director of Internal Audit on the results of internal audit testing;

•	The Compliance Committee oversees matters of non-financial compliance, significant legal or regulatory compliance exposure and material reports or inquiries from government or regulatory agencies;

•
The Compensation Committee takes measures to prevent the Company's compensation programs and incentives from leading to decisions that encourage or promote excessive risk-taking. The Compensation Committee, with assistance from Frederic W. Cook & Co. (“FW Cook”), the Compensation Committee’s compensation consultant, has reviewed the Company’s compensation policies and practices for all employees, including our NEOs, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on the Company. As more fully described in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee ensures that our compensation programs incorporate several features which promote the creation of long-term value and reduce the likelihood of excessive risk-taking by our employees; and

•	The Chief Compliance Officer regularly attends executive sessions with the full board of directors on matters of compliance.

Communication with Directors
Stockholders may communicate with members of the Board by transmitting their correspondence by mail or email. All such communications should be sent to the attention of the Corporate Secretary, at the address specified below:

Judith S. Scott
Executive Vice President, General Counsel and Secretary
PRA Group, Inc.
Building II
140 Corporate Boulevard
Norfolk, VA 23502
jsscott@pragroup.com

The Company's confidential toll-free fraud hotline may be used by any stockholder who prefers to raise a concern to the Board in a confidential or anonymous manner by dialing 1-855-874-2659. All communications to the

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CORPORATE GOVERNANCE

Company’s confidential fraud hotline are referred to the Chairman of the Audit Committee, who is responsible for ensuring that such matters are appropriately investigated.
Communications received from stockholders to one or more directors will be collected and organized by the Corporate Secretary and forwarded to the Chairman of the Board, or if addressed to an identified independent director, to that director, as soon as practicable. Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may forward only representative correspondence or summaries. The Company’s Corporate Secretary and General Counsel will determine whether any communication addressed to the entire Board as a whole should be properly addressed by the entire Board, or by a committee of the Board. If a response to the communication is warranted, the content and method of the response will be coordinated with the Company's Corporate Secretary and General Counsel.
Policies for Approval of Related Person Transactions
The Company requires disclosure of any relationships and transactions in which the Company, its directors, its executive officers or their immediate family members are participants, and conducts a review of transactions of the Company with any stockholders owning five percent (5%) or more of the Company's outstanding common stock, to determine whether there are any such transactions in amounts at or exceeding the minimum threshold for disclosure in this Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000) in which a related person has a direct or indirect material interest. The Company's General Counsel is primarily responsible for developing and implementing the policy and procedures relative to the review and approval of related party transactions. The complete details of any proposed transaction must be presented to the Company's Corporate Secretary and General Counsel by the party intending to enter into the transaction. The Company's Corporate Secretary and General Counsel will make an initial materiality determination, and when appropriate, will prepare a written analysis and recommendation to the Nominating and Corporate Governance Committee based on: (i) the nature of the proposed transaction; (ii) the related person’s interest in the transaction; (iii) the dollar value of the transaction; (iv) the importance of the transaction to the business of the Company;(v) the material terms of the transaction; and (vi) the overall fairness of the transaction to the Company. Based on the foregoing factors, the Nominating and Corporate Governance Committee will decide whether or not to recommend that the proposed transaction be brought before the full Board for consideration. If the matter is presented to the Board for a vote, and a related party is involved in the transaction, he or she will not be allowed to participate in any discussions and decisions concerning the transaction. If the Board approves the transaction, the Company's Corporate Secretary and General Counsel will ensure that a written arm's length contract between the parties is appropriately executed by all parties. The Company discloses all such transactions that are determined to be directly or indirectly material to a related person. There were no reportable related party transactions with the Company in 2014, and no such transactions are currently proposed or being considered.

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Proposal 1 - Election of Directors

The Board currently consists of seven members in three classes. Each director serves a three year term. One class of directors is eligible for election at each annual meeting of stockholders. Nominees for director that receive the affirmative votes of a plurality of shares represented and voting in person or by proxy at the Annual Meeting will be elected. The names of Steven D. Fredrickson and Penelope W. Kyle will be placed on the ballot for reelection to the Board in 2015. If Mr. Fredrickson and Ms. Kyle are re-elected, the Board will consist of six non-employee directors. The Board consisted of seven non-employee directors prior to Marjorie M. Connelly’s resignation from the Board effective November 3, 2014.

Both nominees have consented to serve as director if reelected. We have no reason to believe that either of the nominees will be unable or unwilling for good cause to serve. However, if either nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors. If the Board nominates a substitute, the shares represented by all valid proxies will be voted for that nominee.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

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Proposal 1 - Election of Directors

DIRECTOR NOMINEES – TERMS EXPIRING IN 2015

Steven D. Fredrickson	Age: 55 President, CEO and Chairman of the Board Since: March 2002 Class 1	Education: BS, University of Denver MBA, University of Illinois
SKILLS AND QUALIFICATIONS

Mr. Fredrickson is Chairman and CEO of PRA which he co-founded with CFO, Kevin Stevenson, in 1996. Mr. Fredrickson has more than 30-years of experience in financial services including leadership roles at Household Recovery Services’ (“HRSC”) Portfolio Services Group and Household Commercial Financial Services. Prior to joining HRSC, Mr. Fredrickson specialized in corporate and real estate workouts at Continental Bank of Chicago. Mr. Fredrickson has an MBA from the University of Illinois and a bachelor’s degree from the University of Denver. In addition, Mr. Fredrickson is very active in the community serving as a member of the board of directors for the United Way of South Hampton Roads and the St. Mary’s Home Foundation. He is also on the executive advisory council of the College of Business and Public Administration at Old Dominion University and a Trustee of the Eastern Virginia Medical School Foundation.

Penelope W. Kyle	Age: 66 Director Since: October 2005 Class 1	PRA Committees: Nominating and Corporate Governance (Chair) Compliance	Education: BS, Guilford College of NC Post-graduate work, Southern Methodist University MBA, College of William and Mary JD, University of Virginia
SKILLS AND QUALIFICATIONS

Ms. Kyle has been a director of PRA since 2005. Ms. Kyle currently serves on the Compliance Committee and as Chair of the Nominating and Corporate Governance Committee. Ms. Kyle is currently the President of Radford University. Prior to her appointment as President of Radford in June 2005, she had served since 1994 as Director of the Virginia Lottery under three Virginia governors. Earlier in her career, Ms. Kyle was an attorney with the law firm McGuire Woods in Richmond, Virginia. She was later employed at CSX Corporation, where during a 13-year career she became the company's first female officer and a vice president in the finance department. Ms. Kyle also has prior service as a director and chair of the audit committee of a publicly traded company. Ms. Kyle brings a unique and valuable perspective to our Board based on her distinctive background in law, business, academia and government, particularly with respect to matters relating to law and corporate governance.

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Proposal 1 - Election of Directors

EXPERIENCE OF DIRECTORS CONTINUING IN OFFICE-TERMS EXPIRING IN 2016

John H. Fain	Age: 66 Director Since: March 2010 Class 2	PRA Committees: Audit Compensation	Education: BS, Computer Science, University of South Carolina
SKILLS AND QUALIFICATIONS

Mr. Fain has been a director of PRA since 2010. Mr. Fain has more than 25 years of business management experience, including service as the founder, President and Chief Executive Officer of Metro Information Services. Metro was an information technology consulting services firm that went public in 1997, and subsequently merged with Keane, Inc. in 2001. Prior to co-founding Metro, Mr. Fain developed and ran his own independent data processing consulting practice, servicing clients in multiple states. Mr. Fain is currently retired, and serves on the Investment Committee of the Hampton Roads Community Foundation and the Executive and Endowment Committee of the Virginia Beach Aquarium and Marine Science Center Foundation. Mr. Fain was appointed to the Board because of his insight with respect to the use of information technology strategies in large companies, his operational and financial expertise and his experience as a chief executive officer and director of a sizeable public company.

David N. Roberts	Age: 52 Director Since: March 2002 Class 2	PRA Committees: Lead Director Compensation (Chair) Nominating and Corporate Governance Public Company Directorships in the Last Five Years: AG Mortgage Investment Trust, Inc.	Education: BS, Economics, Wharton School of the University of Pennsylvania
SKILLS AND QUALIFICATIONS

Mr. Roberts has been involved with PRA since its formation in 1996, has been a Director of PRA since 2002 and currently serves on the Nominating and Corporate Governance Committee, as Chair of the Compensation Committee and as Lead Director. Mr. Roberts joined Angelo, Gordon & Co., a registered investment advisor, in 1993 and has continued through today. While at Angelo, Gordon & Co. Mr. Roberts helped to start and grow a number of the firm’s businesses, including opportunistic real estate, private equity and net lease real estate, and RMBS. Currently he is the Chief Executive Officer of the firm’s publicly-traded REIT, AG Mortgage Investment Trust, Inc. Mr. Roberts, through his role at Angelo, Gordon & Co., helped to guide the Company through its transition from a small private company to a major, publicly-traded company. Prior to joining Angelo, Gordon & Co., Mr. Roberts was a principal at Gordon Investment Corporation, a Canadian merchant bank, from 1989 to 1993, where he participated in a wide variety of transactions. Prior to that he worked in the Corporate Finance Department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts' qualifications to serve on the Board include his extensive knowledge of the Company and his financial expertise in business development, operations and strategic planning. Mr. Roberts is also intimately familiar with, and has a deep understanding of the industries in which the Company does business.

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Proposal 1 - Election of Directors

EXPERIENCE OF DIRECTORS CONTINUING IN OFFICE-TERMS EXPIRING IN 2017

Scott M. Tabakin	Age: 56 Director Since: 2004 Class 3	PRA Committees: Audit (Chair) Compliance	Education: BS Accounting, University of Illinois
SKILLS AND QUALIFICATIONS

Mr. Tabakin, a director of PRA since 2004 currently serves on the Compliance Committee and as Chair of the Audit Committee. Currently an independent consultant and advisor, he was a certified public accountant and has more than twenty-five years of public-company experience. Mr. Tabakin was Executive Vice President and Chief Financial Officer of ValueOptions, Inc., then the nation’s largest independent, privately owned behavioral health and wellness company, from December 2011 to December 2013. From November 2010 until December 2011 Mr. Tabakin was an independent financial consultant. Mr. Tabakin also served as Executive Vice President and Chief Financial Officer of Bravo Health, Inc., a privately owned managed health care company from July 2006 until the sale of the company in November 2010. From October 2003 until July 2006, Mr. Tabakin was an independent financial consultant. He served as Executive Vice President and Chief Financial Officer of AMERIGROUP Corporation, then a publicly traded (NYSE) managed health care company, from May 2001 until October 2003. From October 1992 until May 2001, Mr. Tabakin was Executive Vice President and Chief Financial Officer of Beverly Enterprises, Inc., then the nation's largest publicly traded (NYSE) provider of long-term health care. From June 1980 until October 1992, Mr. Tabakin worked for the accounting firm of Ernst & Young. These experiences, including his tenure as the chief senior financial officer of two large publicly traded companies, provide Mr. Tabakin with a comprehensive understanding of the complex financial and legal issues facing public companies and were all factors in our conclusion that Mr. Tabakin made and continues to make strong contributions to the Company through his service on our Board.

James M. Voss	Age: 72 Director Since: November 2002 Class 3	PRA Committees: Audit Compensation Public Company Directorships in the Last Five Years: AG Mortgage Investment Trust, Inc.	Education: BA, Northwestern University MBA, Northwestern University
SKILLS AND QUALIFICATIONS

Mr. Voss has been a Director of PRA since 2002 and currently serves on the Compensation and Audit Committees. He has more than forty years of experience as a senior finance executive. Mr. Voss currently serves as an independent financial consultant. From 1992 through 1998, he was with First Midwest Bank as Executive Vice President and Chief Credit Officer. Prior to that, he served in a variety of senior executive roles during a twenty-four year career with Continental Bank of Chicago, and was Chief Financial Officer at Allied Products Corporation, a publicly traded (NYSE) diversified manufacturer. Mr. Voss' combination of expertise in the areas of business and finance enables him to provide unique insight and perspective to our Board and to address complex financial issues which may be presented to our Board.

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Proposal 1 - Election of Directors

James A. Nussle	Age: 54 Director Since: June 2013 Class 3	PRA Committees: Nominating and Corporate Governance Compliance (Chair)	Education: BA, Luther College JD, Drake Law School
SKILLS AND QUALIFICATIONS

Mr. Nussle was appointed as a Director in 2013. Mr. Nussle currently serves on the Nominating and Corporate Governance Committee and as the chair of the Compliance Committee. Mr. Nussle was named President and CEO of The Credit Union National Association in September 2014. Mr. Nussle also serves as an independent director of the Thrivent Financial Mutual Funds and is an industry advisor to a private equity firm, Avista Capital Partners. Mr. Nussle served as the President of Growth Energy, a renewable energy industry association based in Washington D.C.. Prior to his private sector career, Mr. Nussle had extensive service in government at both the local and federal levels. He served eight terms as a U.S. Representative from Iowa from 1991-2007; was elected by his colleagues to serve three terms as the House Budget Committee Chairman; and was selected by President George W. Bush in 2007 to serve in his Cabinet as the Director of the Office of Management and Budget and serve on a number of the President’s policy councils including the National Economic, Homeland Security, and National Security Councils. Mr. Nussle also served four years as an elected prosecuting attorney in Iowa and practiced law in Iowa.

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Proposal 1 - Election of Directors

Director Orientation, Education and Preparation
The Company conducts a formal orientation program for all new directors, which includes one-on-one meetings with each of our principal executives as well as the provision of extensive written material about the Company, its operating units and departments, and the industries in which the Company and its subsidiaries operate. Senior management reports and meetings with directors involve operating performance overviews, strategic plans and significant financial, accounting, compliance and risk management issues, as well as the Company’s succession plans. Directors visit the Company's departments and subsidiaries in order to gain additional knowledge about their operations. Further, all directors participate as a group in ongoing continuing education through director education sessions that are held on a regular Board meeting date at least once per year. The Company also affords directors the opportunity and funds to attend additional external director education programs. Management ensures that the Board is fully informed about the Company's business by providing regular written financial reports, reports of operations, compliance reports and updates and other relevant reports at Board meetings at least quarterly, as well as between meetings and at committee meetings. Board materials related to agenda items are provided a sufficient time in advance of Board meetings to allow the directors time to prepare for meaningful discussion. All Board members also receive comprehensive quarterly financial reports and budget briefings from the CFO. Members of senior management attend regular Board meetings, or portions thereof, for the purpose of participating in discussions and providing management reports on business unit operations and operational developments and risks. Directors also have access to members of management and employees of the Company between meetings and, as necessary and appropriate, may consult with and engage, at the Company's expense, independent legal, compensation, financial and accounting advisors to assist them in performing their duties to the Company and its stockholders.

Director Qualifications
The responsibility of service as a director requires highly-skilled individuals with various qualities, skills, attributes, and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all directors and that there are other skills and experiences that should be represented on the Board as a whole, but not necessarily by each director. The Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee reviews potential candidates for director vacancies and recommends nominees to the Board for approval. The Committee may retain, from time to time, a third-party search firm to assist in identifying potential candidates.

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity and ethical standards, committed to representing the long-term interests of stockholders and possessing a proven record of success in his or her field. Directors (other than the CEO) should also be independent, as defined in NASDAQ Rule 5605(a)(2). Each director must also have a familiarity with and respect for corporate governance requirements and practices as well as an appreciation for diversity. While the Board does not have a specific diversity policy, it does consider diversity of race, ethnicity, gender, age, cultural background, and professional experiences in evaluating candidates for Board membership. All directors should have sufficient time to properly discharge the duties associated with serving as a director and to attend and participate in Board and committee meetings. The Nominating and Corporate Governance Committee also prefers that director candidates have intangible qualities including the ability to ask difficult questions while continuing to work collegially with the other directors and members of management.

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Proposal 1 - Election of Directors

Qualifications, Attributes, Skills, and Experience to be Represented on the Board
The Board and the Nominating and Corporate Governance Committee have identified certain qualifications, experiences, knowledge, skills, and abilities that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The list below represents the qualifications and experiences that should be represented on the Board:
The Board also recently reviewed the knowledge, skills and abilities that they believe would be essential for a Board member. Below are the knowledge, skills and abilities that were identified as being essential for all Board members.
Director Competencies In 2014, the Nominating and Corporate Governance Committee also reviewed the competencies that are most likely to make a director candidate successful on our Board. The top competencies that were identified are listed here.

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Proposal 1 - Election of Directors

Summary of Qualifications of Board of Directors
The table below includes the specific qualifications, attributes, skills and experience of each director that led the Board to conclude that the director is qualified to serve on the Board. While we look to each director to be knowledgeable in these areas, a “P” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the director brings to the Board. The absence of a “P” for a particular item does not mean that the director does not possess that qualification, attribute, skill, or experience.

Qualification	Connelly(1)	Fain	Fredrickson	Kyle	Nussle	Roberts	Tabakin	Voss
High Level of Financial Literacy
Risk Oversight
Leadership & Board Experience
Financial Industry Experience
Government & Regulatory Experience
Experience with Complex Organizations
Entrepreneurial Spirit
International / Global Experience
(1)    Ms. Connelly resigned from board effective November 3, 2014

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Compensation of Directors

COMMITTEES OF THE BOARD OF DIRECTORS
The standing committees of the Company’s Board include an Audit Committee, a Compensation Committee, a Compliance Committee and a Nominating and Corporate Governance Committee. Each non-employee director serves on two committees of the Board. The committees of the Board meet regularly and report on their activities and results of meetings to the full Board. Only independent non-employee directors that have been determined by the Board to be independent as defined by the associated NASDAQ rules may serve on Board committees.

Copies of the charters for each of the Audit Committee, Compensation Committee, Compliance Committee and/or Nominating and Governance Committee will be mailed to any stockholder who makes a request to the Corporate Secretary at 140 Corporate Boulevard, Norfolk, Virginia 23502 Attention: Corporate Secretary, and are also available online at the Corporate Governance section of the Investor Relations page on the Company’s corporate website, www.pragroup.com.
The following table shows the membership for each of the standing committees of the Board as of the Record Date.

Committee Memberships
Name	Audit	Compensation	Compliance	Nominating and Corporate Governance
Steven D. Fredrickson, Chairman
David N. Roberts, Lead Director		Chair
Marjorie M. Connelly(1)
John H. Fain
Penelope W. Kyle				Chair
James A. Nussle			Chair
Scott M. Tabakin	Chair
James M. Voss
Number of Meetings in 2014	10	6	3	5

(1)	Ms. Connelly resigned from board effective November 3, 2014

Audit Committee
The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor and review the integrity of the Company’s financial reports and monitor and provide oversight of the Company’s systems of internal controls regarding finance and accounting compliance;

•	Engage and monitor the independence and performance of the Company’s independent auditors;

•	Monitor the independence and performance of the Company’s internal auditors; and

•	Provide an avenue of communication between the independent auditors, management, the internal audit department and the Board.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities and it shall have direct access to the independent auditors, as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or advisors it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

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Compensation of Directors

The Board has adopted a written charter for the Audit Committee, which is available on our website at www.pragroup.com. The Audit Committee shall perform any other activities consistent with its charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.
Audit Committee members shall meet the independence and other applicable requirements of the SEC, the NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002. All current members of the Audit Committee are independent and audit committee financial experts as defined in the Exchange Act. During fiscal 2014, our Audit Committee consisted of John H. Fain, Marjorie M. Connelly, Scott M. Tabakin and James M. Voss. Ms. Connelly’s service on the Audit committee ended upon her resignation from the Board on November 3, 2014.
Compensation Committee
The Compensation Committee oversees the development and administration of the Company’s compensation policies and programs. As described in its charter, the Compensation Committee's primary responsibilities are to:

•	Develop and oversee the implementation of the Company's compensation philosophy with respect to the directors, the CEO, the other NEOs and other executive officers who report directly to the CEO;

•	Assure that the Company's executives are compensated in a, non-discriminatory manner, consistent with such compensation philosophy, internal equity considerations, and market practice;

•
Ensure pay for performance decisions take into consideration compliance with all applicable laws and regulations that have an impact on our business in order to maintain the highest standards of integrity and ethical conduct;

•	Review and recommend to the full Board the Company’s CD&A disclosure containing the Company’s compensation policies and the reasoning behind such policies, as required by the SEC;

•	Review compensation programs and policies for features that may encourage excessive risk taking, and determine the extent to which there may be a connection between compensation and risk; and

•	Prepare a Compensation Committee report for the Company's proxy statements.

The Board has adopted a written charter for the Compensation Committee, which is available on our website at www.pragroup.com. As stated in its charter, the Compensation Committee has sole authority to retain and terminate an independent consulting firm. Pursuant to this authority, the Compensation Committee has engaged FW Cook to assist in the evaluation of executive compensation. For more information on the responsibilities and activities of the Compensation Committee, see the CD&A section in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation
During Fiscal 2014, our Compensation Committee consisted of Marjorie M. Connelly, John H. Fain, David N. Roberts, and James M. Voss. Ms. Connelly’s service on the Compensation committee ended upon her resignation from the Board on November 3, 2014.
During Fiscal 2014, all of the members of the Compensation Committee were independent directors, no member was an employee or former employee of the Company and no member had any related party transactions which would require disclosure under SEC rules. During Fiscal 2014, no NEO of the Company served on any compensation committee (or its equivalent) or board of directors of any other company whose executive officer served on our Compensation Committee or Board.
No officer of the Company has ever served on any compensation committee or board of directors of any other company with respect to which a director is an executive officer.

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Compensation of Directors

Compliance Committee
The Compliance Committee oversees the Company’s compliance and ethics programs, policies and procedures. During Fiscal 2014, our Compliance Committee consisted of James A. Nussle, Penelope W. Kyle, and Scott M. Tabakin. As more fully described in its charter, the Compliance Committee has the following responsibilities:

•	Oversee matters of non-financial compliance including; significant legal or regulatory compliance exposure and material reports or inquiries from government or regulatory agencies;

•	Oversee the Company’s efforts to implement compliance programs, policies and procedures in response to compliance and regulatory risks;

•
Oversee the investigation of, and may also request the investigations of any instances of noncompliance issues with laws or the Company’s compliance programs, policies or procedures or potential compliance violations reported to the committee;

•	Regularly review the Company’s compliance risk assessment plan with the Company’s Chief Compliance Officer; and

•	Review compliance related complaints from internal and external sources.

The Board has adopted a written charter for the Compliance Committee, which is available on our website at www.pragroup.com.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee ensures that the Board has an effective corporate governance program in place by reviewing the Company’s corporate governance practices and related public issues important to the Company, and making recommendations to the Board on such issues. During Fiscal 2014, our Nominating and Corporate Governance Committee consisted of Penelope W. Kyle, James A. Nussle and David N. Roberts. As more fully described in its charter, the Nominating and Corporate Governance Committee is responsible for:

•	Conducting annual reviews of the composition of all committees;

•	Making recommendations concerning Board dynamics;

•	Developing and monitoring the Company’s succession plan for key positions within the Company’s leadership team;

•	Overseeing director education and development; and

•	Ensuring that the Board and its committees conduct and discuss their annual self-evaluations.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.pragroup.com. The duties and responsibilities of the Nominating and Corporate Governance Committee are specified in its charter, which was amended in May 2014.

The Nominating and Corporate Governance Committee is also responsible for identifying, reviewing and recommending nominees for election to the Board. In addition to considering the qualifications of candidates suggested by current directors and officers of the Company, they also consider any candidates who may be recommended by stockholders in accordance with Section 2.11 of the Company’s By-laws and Article Five of the Company’s Amended and Restated Certificate of Incorporation. For more information on the procedures for submission of stockholder proposals, see the “Submission of Stockholder Proposals” section. The Nominating and Corporate Governance Committee uses the same criteria in evaluating any candidates nominated by a stockholder and current directors and officers of the Company.

The Nominating and Corporate Governance Committee seeks to determine whether a candidate meets the Company’s general Board membership qualifications, possesses the skills required of a director and will contribute to the diversity of talent of candidates, as appropriate. In addition, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of

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Compensation of Directors

backgrounds and experience, including with respect to age, gender, international background, race and specialized experience.

The Nominating and Corporate Governance Committee recommended to the Board the candidates for re-election who are included on the ballot for the Annual Meeting. Any nominee for director who receives a greater number of votes withheld from or against his or her election than votes for his or her election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then consider the best interests of the Company and its stockholders and will recommend to the full Board the action to be taken with respect to the tendered resignation.

The Company did not receive any recommendations of potential director candidates from stockholders for consideration at the 2015 Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS
The Board, upon the recommendation of the Compensation Committee, sets the compensation for non-employee directors so as to fairly compensate them for the work required of them, based on the Company's size and scope. The Company also makes annual equity awards to non-employee directors in order to align each director’s interests with the long-term interests of the Company's stockholders. At the end of 2014, FW Cook provided the Compensation Committee with a peer group analysis of the compensation of the directors of companies in the Compensation Peer Group listed on page 34 of this Proxy Statement. The peer group analysis indicated that the compensation of the Company’s non-employee directors was at the median as compared to the Compensation Peer Group. Based on this analysis, the Compensation Committee elected to keep the compensation levels for the Company’s non-employee directors the same in 2015 as it was in 2014.

The chart below provides a summary and comparison of total non-employee director compensation in 2014 and 2015.

Compensation Element	2014	2015
Annual Retainer (Cash Portion)	$60,000	$60,000
Annual Retainer (Company Stock Portion)	$110,000	$110,000
Annual Committee Chair Retainers
• Audit Committee	$25,000	$25,000
• Compensation Committee	$15,000	$15,000
• Compliance Committee	$15,000	$15,000
• Nominating and Corporate Governance Committee	$10,000	$10,000
Annual Committee Member Retainers
• Audit Committee	$12,500	$12,500
• Compensation Committee	$7,500	$7,500
• Compliance Committee	$7,500	$7,500
• Nominating and Corporate Governance Committee	$5,000	$5,000
Lead Director Retainer	$15,000	$15,000

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 21

Security Ownership

On the date of the 2014 Annual Meeting of Stockholders, each non-employee director was awarded non-vested shares valued at approximately $110,000. Annual director stock awards become fully vested one year after the grant date. This vesting schedule, combined with the targeted director stock ownership policy described below, advances the alignment of directors' economic interests with those of stockholders. Recognizing that each director should have a substantial personal investment in the Company, the Board has adopted a target stock ownership policy which applies to each director, requiring a personal holding by each director of a number of shares valued at not less than five times the director's annual retainer (cash portion), exclusive of Committee retainers. Directors are expected to acquire and maintain this share ownership threshold within five years after joining the Board. All board members have met the stockholding requirement or are in the process of meeting within the five year time period. In 2014, the Company offered no compensation to its directors other than their annual retainers and stock awards; however, each director is reimbursed for travel expenses in connection with attendance at Board meetings and for all reasonable expenses associated with continuing education programs. The Company offers no retirement benefits or other perquisites to directors. The Company maintains policies of directors' and officers' liability insurance covering all directors. The Company's CEO received no additional compensation for his service as a director and Chairman of the Board.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total Compensation
Marjorie M. Connelly(2)	$80,000	$109,968	$189,968
John H. Fain	$80,000	$109,968	$189,968
Penelope W. Kyle	$77,500	$109,968	$187,468
James A. Nussle	$80,000	$109,968	$189,968
David N. Roberts	$95,000	$109,968	$204,968
Scott M. Tabakin	$92,500	$109,968	$202,468
James M. Voss	$80,000	$109,968	$189,968
(1) The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards calculated by multiplying the number of non-vested shares granted by the closing stock price of the Company's common stock on the grant date. The actual amount of compensation that will be realized by a director at the time an award vests will depend upon the market price of the Company's common stock at the vesting date.
(2) Marjorie M. Connelly left the Board of Directors on November 3, 2014.

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Security Ownership

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
The following table contains information about the shares of the Company's common stock beneficially owned as of the Record Date by the NEOs named therein, and each of the Company's non-employee directors. Subject to any applicable community property laws, to the knowledge of the Company, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. To the knowledge of the Company, none of the persons named in the table below have pledged any of the shares of common stock beneficially owned by them as security. There are no outstanding stock options currently exercisable or exercisable within 60 days of the Record Date and all non-vested shares vesting within 60 days of the Record Date are deemed to be outstanding for the purpose of the table below.

Name of Beneficial Owner	Shares Owned	Shares Not Vested	Shares Vesting Within 60 Days of 4/4/2015	Total Shares Beneficially Owned	Percentage of Shares Owned
John H. Fain	16,371	1,975	1,975	18,346	0.0%
Penelope W. Kyle	27,180	1,975	1,975	29,155	0.1%
James A. Nussle	2,193	1,975	1,975	4,168	0.0%
David N. Roberts	52,863	1,975	1,975	54,838	0.1%
Scott M. Tabakin	30,870	1,975	1,975	32,845	0.1%
James M. Voss	25,371	1,975	1,975	27,346	0.1%
Steven D. Fredrickson	237,252	123,033		237,252	0.5%
Kevin P. Stevenson	160,365	54,611		160,365	0.3%
Geir L. Olsen	10,846	60,059		10,846	0.0%
Michael J. Petit	73,459	89,249		73,459	0.2%
Christopher B. Graves	49,114	31,804		49,114	0.1%
All NEOs & Directors	685,884	370,606	11,850	697,734	1.4%

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Security Ownership

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth the persons or entities known by the Company to be the beneficial owners of more than five percent (5%) of the common stock of the Company based on their most recent filings.

Name	Organization	Shares Owned (1)	Ownership Percentage (2)
Common Stock	William Blair & Company LLC(3) 222 West Adams Street Chicago, IL 60606	5,313,257	11.00%
Common Stock	BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	4,344,717	9.00%
Common Stock	The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	3,856,883	8.00%
(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.
(2) Ownership percentage is based on 48,300,553 shares of common stock outstanding as of the Record Date.
(3) Based on information in a Schedule 13G/A filed with the SEC on February 4, 2015, in which William Blair & Company, LLC is reported as the beneficial owner of 5,313,257 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 5,313,257 shares.
(4) Based on information in a Schedule 13G/A filed with the SEC on January 22, 2015, in which BlackRock, Inc. is reported as the beneficial owner of 4,344,717 shares of the Company’s common stock with sole power to vote or direct the vote of 4,237,027 shares and with sole power to dispose or to direct the disposition of these 4,344,717 shares.
(5) Based on information in a Schedule 13G/A filed with the SEC on February 10, 2015, in which The Vanguard Group, Inc. is reported as the beneficial owner of 3,856,883 shares of the Company’s common stock, with sole power to vote or direct the vote of 62,716 shares held by its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, sole power to vote or direct the vote of 3,700 shares held by its wholly-owned subsidiary, Vanguard Investments Australia, Ltd., sole power to dispose or direct the disposition of 3,794,167 shares, and shared power with its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, to dispose or direct the disposition of 62,716 shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s NEOs and directors as well as persons who beneficially own ten percent (10%) or more of the Company’s common stock to file initial reports of ownership and changes in ownership of such common stock with the SEC and NASDAQ. As a practical matter, the Company typically assists its directors and NEOs with these transactions by completing and filing Section 16 reports on their behalf. The Company also reviews NEOs and directors’ questionnaires and written representations. Based on a review of the Section 16 reports filed by the Company on behalf of its directors and NEOs or furnished to the Company by beneficial owners of 10% or more of its common stock (if applicable) and a review of written representations from certain reporting persons, the Company believes that all such filing requirements of its directors and NEOs were complied with on a timely basis during 2014.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 24

Security Ownership

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The table below reflects the number of shares as of December 31, 2014 subject to outstanding awards and the amount available for future issuance. All share awards are in the form of grants of non-vested shares, including long-term incentive (“LTI”) shares.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights.	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	899,400	$0.00	3,873,501
Equity compensation plans not approved by stockholders	None	N/A	None
Total	899,400	$0.00	3,873,501

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 25

Proposal 2 - Ratification of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, the Board has appointed KPMG as its independent registered public accounting firm, to audit its consolidated financial statements for the year ending December 31, 2015, and to audit the effectiveness of its internal control over financial reporting as of December 31, 2015. In addition, the Company retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2014. The Board considers the selection of the Company’s independent registered public accounting firm to be a matter of stockholder concern and is therefore submitting the selection of KPMG for ratification by the Company’s stockholders as a matter of good corporate practice. The Audit Committee is not required to take any action as a result of the outcome of the vote on this Proposal 2. However, if our stockholders do not ratify the appointment of KPMG, the Audit Committee may investigate the reasons for such stockholder rejection and may consider whether to select a different independent registered public accounting firm. Even if the selection of KPMG is ratified by the stockholders, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. KPMG representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Principal Accountant Fees and Services
KPMG served as the Company’s independent registered public accounting firm with respect to the audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2014.
The following table sets forth the fees billed or expected to be billed by KPMG for audit and other services for the years ended December 31, 2014 and 2013.

SERVICE	2014	2013
Audit Fees (1)	$2,553,297	$1,055,455
Audit Related Fees (2)	$47,500	$46,700
Tax Fees (3)	$60,155	$78,338
All Other Fees (4)	$2,550	$2,550
Total	$2,663,502	$1,183,043
(1) Audit Fees primarily relate to the audits of the Company’s annual consolidated financial statements and effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audits of statutory reports related to the Company’s European subsidiaries and comfort letter procedures related to the Company’s convertible debt offering in 2013.
(2) Audit Related Fees primarily relate to engagements to report on internal controls for one of the Company’s information systems (SOC reports).
(3) Tax Fees primarily relate to the preparation of tax returns and for tax consultation services.
(4) All Other Fees relate to an annual subscription to KPMG’s proprietary accounting research tool.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee's policy is to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services, services related to internal controls and other services. The independent registered public accounting firm and the Company’s CFO periodically report to the Audit Committee regarding the services provided by the independent registered public accounting firm in accordance with this pre-approval policy. During 2014 the Audit Committee pre-approved all of the services provided by KPMG. The Audit Committee has considered the provisions of these services by KPMG and has determined that the services are compatible with maintaining KPMG’s independence.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

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Report of the Audit Committee

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing, financial reporting, internal controls and management processes. KPMG, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements for the year ended December 31, 2014. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 Communications with Audit Committees, and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. In addition, the Audit Committee has received the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to the Company and its affiliates is compatible with KPMG’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.
This report is submitted on behalf of the following independent directors, who currently constitute the Audit Committee:
Scott M. Tabakin, Chairman
John H. Fain
James M. Voss

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 27

Proposal 3 - Advisory Vote to Approve Named Executive Officer Compensation

At the 2012 annual meeting of stockholders, the Company’s stockholders voted in favor of conducting a non-binding advisory stockholder vote on the Company’s executive compensation on an annual basis. Based on that vote, a proposal to approve, on a non-binding advisory basis, NEO compensation has been included in this Proxy Statement, and the Company anticipates that it will include a non-binding advisory vote on the Company’s executive compensation in its Proxy Statement for next year’s Annual Meeting.

Pursuant to Section 14A of the Exchange Act, the Company's stockholders are being asked to approve, on a non-binding advisory basis, the compensation of the Company's NEOs as disclosed in this Proxy Statement, including the CD&A, the Summary Compensation Table and related tables and disclosures. This vote provides stockholders with the opportunity to express their positive or negative vote on the Company's overall executive compensation program, policies and procedures. Our Board believes that annual advisory votes on a resolution to approve NEO compensation will allow the Company’s stockholders to provide more regular input to the Company on our compensation philosophy, policies and practices as disclosed in our proxy statements.
An objective of the Company is to retain highly qualified and talented executives and to provide appropriate incentives to encourage their high performance, which creates value for the Company's stockholders. As described in detail in this Proxy Statement, the Company seeks to closely align the interests of its NEOs with the interests of its stockholders and appropriately reward executive performance while avoiding the encouragement of unnecessary or excessive risk-taking. Stockholders are encouraged to read this Proxy Statement’s CD&A for a more detailed discussion of the Company's executive compensation programs, philosophy and principles. A vote on this matter will not address any specific item of compensation, but rather the overall compensation of the Company's NEOs. Accordingly, stockholders are asked to indicate their support for the Company’s compensation of its NEOs by casting their votes "FOR" the compensation of the NEOs whose names are listed in the Summary Compensation Table on page 50 herein, as disclosed in this Proxy Statement, including the CD&A, the Summary Compensation Table and related compensation tables and narrative.
As noted above, this vote is advisory and non-binding, but will provide information to the Company and the Compensation Committee regarding stockholder sentiment about the Company's executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2015 and beyond. The Compensation Committee values the opinions of its stockholders and will take into consideration any concerns they may raise (in the event there is any significant vote against the executive officer compensation as described in this Proxy Statement) when making future executive compensation decisions.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
This CD&A describes the material elements of compensation awarded to, earned by, and paid in 2014 to our NEOs identified in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation programs. In addition, we explain how and why the Compensation Committee arrives at specific compensation policies and decisions involving the NEOs.

This CD&A is intended to provide all of the necessary and relevant information to assist in your voting decision. In light of the stockholder support of our executive compensation at the 2014 Annual Meeting of Stockholders, the Committee concluded that no significant revisions were necessary to our compensation program for our NEOs.

EXECUTIVE SUMMARY
2014 Business Highlights
In 2014, we were able to deliver another consecutive year of strong performance. We completed the acquisitions of Aktiv, as well as certain assets from Pamplona Capital Management, including its Individual Voluntary Arrangements (IVA) Master Servicing Platform and other operating assets in the UK; both of which helped to increase our global footprint. Our performance in 2014 was strong and continued to reflect our attention to driving the top and bottom line, identifying and improving operational efficiencies, focusing on compliance, and maintaining a strong and flexible capital structure. We continued to experience growth in cash collections from both insolvency and core portfolios, supported by an impressive performance by our employees.

During 2014, we had the following accomplishments:

•
In 2014, we experienced net income growth of 0.7% from 2013. Net income attributable to PRA finished 2014 at $176.5 million, comparable to $175.3 million in 2013. Diluted earnings per share (EPS) totaled $3.50 for the year, compared with EPS of $3.45 in 2013, representing an increase of 1.45%;

•	We increased revenue by 20% to $881 million as cash collections grew 21% to a record $1.38 billion;

•	Portfolio acquisitions totaled $1.43 billion, compared with $656.8 million in the prior year; and

•	We had a 19% return on equity.
Over the 3-year period of 2011-2014, we had the following accomplishments:

•
In 2014, we experienced net income growth of 75% from 2011. Net income attributable to PRA finished 2014 at $176.5 million, comparable to $100.8 million in 2011. Diluted earnings per share (EPS) totaled $3.50 for the year, compared with EPS of $1.95 in 2011, representing an increase of 79%;

•	We increased revenue by 92% to $881 million as cash collections grew 95% to a record $1.38 billion;

•	Portfolio acquisitions totaled $1.43 billion, compared with $408.4 million in the 2011; and

•	We had a 20% average return on equity.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 29

Compensation Discussion and Analysis

2014 Executive Compensation Highlights
The Compensation Committee believes that the compensation programs and performance incentives in place in 2014, as more fully described herein, contributed to the achievement of the Company's financial and operational outcomes. The total compensation paid to the Company's NEOs in 2014 reflects the Compensation Committee's recognition of their contributions to the Company's financial performance.

In 2014, with input from FW Cook, the Company took the following compensation actions:

•	Executed new employment agreements with Messrs. Fredrickson, Stevenson, Petit, and Graves and, as part of the Aktiv acquisition, assumed an employment agreement with Mr. Olsen.

•	Increased the base salaries of our NEOs to be more consistent with the market median (as determined in consultation with FW Cook) while taking individual performance into consideration;

•	Completed the annual risk assessment of all incentive plans Company-wide;

•
Updated several important Compensation Committee documents, including the charter, the philosophy, committee self- appraisal, and compensation risk assessment to ensure they remained current with our pay practices, our growing business, and corporate governance best practices; and

•
Approved grants of restricted shares under the 2014 Long-Term Incentive Program, taking into consideration market median, Company and individual performance, anticipated contributions, and executive retention concerns.

In January 2015, with input from FW Cook, the Compensation Committee took the following actions:

•	Approved 2014 cash non-equity incentive awards above the market median consistent with Company outperformance as compared to our peers;

•
Approved the Company’s 2015 compensation program, including long term equity incentive grants, non-equity incentive targets and base salary increases. These decisions took into consideration market median, Company and individual performance, expected future contributions, and executive retention concerns; and

•	Approved maintaining 2015 Director compensation levels consistent with 2014 levels.

2014 Corporate Governance Highlights as Related to the Compensation Committee
We strive to maintain good governance standards with regard to our executive compensation policies and practices. The following practices were in effect during 2014:

•	The Compensation Committee is composed solely of independent directors;

•
The Compensation Committee has established methods to communicate with stockholders regarding their views on our executive compensation program as previously described in the Communication with Directors section as found on pages 8-9 in this Proxy Statement;

•	The Compensation Committee’s independent compensation consultant, FW Cook, is retained directly by the Compensation Committee and performs no other services for the Company;

•
The Compensation Committee conducts an annual review and approval of our compensation strategy and programs, and assesses the risks of these programs. This work is done to reduce the likelihood that any of our compensation programs will have any adverse or counterproductive effect on the Company, in either the short-term or the long-term;

•
We maintain stock ownership guidelines for our NEOs and progress towards those guidelines is monitored annually. The Compensation Committee reserves the right to pay out cash bonuses in equity in the event that an NEO has not made significant progress towards meeting or exceeding the established guidelines;

•	Our NEOs do not receive perquisites other than reimbursement for a comprehensive physical examination once every five years;

•
We do not provide excise tax gross-ups to our NEOs in the event of a change in control of ownership or the Company, and our NEOs are not entitled to accelerated vesting of their equity awards on a change in control of the Company or upon a termination of employment unless such termination occurs within 6 months before or 24 months following such change in control or in the event of the NEO’s death; and

•	PRA maintains a strict anti-hedging policy and prohibits NEOs from pledging PRA stock.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 30

Compensation Discussion and Analysis

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation philosophy is to align our NEOs pay with performance, while ensuring that our executive compensation is attractive, flexible, market based and closely synchronized with the interests of our stockholders. Our compensation objectives are to attract, hire, and retain the caliber of executive officers necessary to deliver sustained high performance to our stockholders and to ensure that our compensation programs pay for performance; that non-compliance related issues are not rewarded; that we reward both short and long-term performance; that our pay programs are aligned with stockholder interests and our business strategies; and that corporate governance best practices are taken into consideration. Our executive compensation program is an important component in each of these compensation goals. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. Within this framework, we observe the following principles:

•
Attract, retain, and motivate highly skilled executives: We believe our NEOs should be provided compensation and benefits that are competitive with those provided by our Compensation Peer Group, that permit us to hire top caliber individuals, and the actual awards take into consideration individual contributions to the Company to differentiate internally between NEOs;

•
Create commonality of interest between management and stockholders by tying realized compensation directly to changes in our stock value: The interests of our NEOs are linked with those of our stockholders by tying realized compensation directly to changes in our stock value;

•
Drive the attainment of short-term and long-term financial and strategic objectives: Our compensation programs are built to link directly to our short and long-term performance goals. Our annual non-equity incentive plan is directly tied to annual performance and our long-term incentive programs are designed to focus on a three year performance and retention period; and

•
Be performance-based, with variable pay constituting a significant portion of total compensation: A significant portion of the annual compensation of our NEOs should vary with annual business performance and each individual’s contribution to that performance. All pay-for-performance decisions also take into consideration compliance with all applicable laws and regulations and we do not reward our NEOs for performance in instances where non-compliance may exist.

PRA believes that our executive compensation is linked, directly and materially, to the Company's overall performance and each NEOs individual performance, and motivates future performance.

HOW WE MAKE COMPENSATION DECISIONS
Role of the Compensation Committee
The Compensation Committee, which is currently made up of three independent directors, is responsible to our Board for overseeing our executive compensation policies and programs. Among its duties, the Compensation Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation for the CEOs direct reports (including the other NEOs). Although the Compensation Committee considers the CEOs recommendations, the Compensation Committee independently evaluates the CEOs recommendations and makes all final compensation decisions within the parameters of its compensation philosophy. This includes the following:

•	Evaluating the competitiveness of each NEOs total compensation package including base pay, annual non-equity incentive and long-term equity incentives;

•	Reviewing and approving corporate and individual incentive goals and objectives;

•	Evaluating individual performance results in light of these goals and objectives;

•	Ensuring no compliance issues exist when making pay decisions;

•	Approving any changes to our NEOs total compensation packages; and

•	Overseeing employment agreements, including the renewal process.

The Compensation Committee is supported in its work by FW Cook, the CEO (where appropriate), and the Senior Vice President of Human Resources and her staff.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 31

Compensation Discussion and Analysis

Role of the Chief Executive Officer
Within the framework of the compensation and benefits programs approved by the Compensation Committee and based on a review of market competitive data completed annually, our CEO recommends the mix of annual base pay, annual non-equity incentive and long-term equity incentive awards that the CEOs direct reports should receive as both target and actual total compensation. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and any employee retention concerns. The Compensation Committee reviews our CEOs recommendations and approves any compensation changes affecting the CEOs direct reports as it determines in its sole discretion. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present in Compensation Committee meetings when CEO pay is discussed. The Compensation Committee may delegate duties and responsibilities to the CEO, as the Compensation Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by applicable law, rule or regulation. Delegated duties include, but are not limited to, the ability of the CEO to grant a specified number of non-vested shares of the Company's common stock to newly hired, recently promoted or other non-executive officers in accordance with specified parameters.

Role of the Compensation Consultant
The Compensation Committee has retained FW Cook as its executive compensation consultant. FW Cook reports directly to the Compensation Committee. The Compensation Committee may replace FW Cook or hire additional consultants at any time. A representative of FW Cook attends meetings of the Compensation Committee and communicates with the Committee Chair between meetings, as requested.

In connection with its work for the Compensation Committee, FW Cook provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement. Generally, these services include advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance.

During 2014, FW Cook performed the following key services for the Compensation Committee:

•	Provided a competitive evaluation of total compensation for the CEO and his direct reports (including the other NEOs) versus our Compensation Peer Group (as disclosed on page 34)and other survey data;

•	Assisted with the drafting of employment agreements for executives who had an employment agreement set to expire on December 31, 2014;

•	Provided recommendations to the Compensation Committee on selection of companies for inclusion in the Compensation Peer Group;

•	Provided a competitive evaluation of share usage, dilution, and fair value transfer versus Compensation Peer Group data;

•	Reviewed and provided advice on the CD&A section for the Proxy Statement and related compensation tables;

•	Reviewed committee materials and provided commentary when appropriate;

•	Provided extensive risk analysis of all incentive pay programs at the Company; and

•	Provided a competitive review of the Company’s director compensation program versus Compensation Peer Group data.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 32

Compensation Discussion and Analysis

FW Cook provided no other services to management or the Company during 2014. The Compensation Committee retains sole authority to hire any compensation consultant, approve such consultant’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. The Company has assessed the independence of FW Cook pursuant to SEC rules and has determined that no known conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

Use of Competitive Data
Executive compensation should assist the Company in attracting, incentivizing and retaining high quality talent, and should be reasonable in comparison to like positions in like companies and should be responsive to the current environment. Consequently, the Compensation Committee strives to provide executive compensation packages that include a combination of base pay and incentives that are appropriate in the relevant marketplace.

While the Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on benchmarking, the Compensation Committee believes that information regarding pay practices at other companies comparable to the Company is nevertheless useful as a recruitment and retention tool, as compensation practices must be competitive in the marketplace. Accordingly, the Compensation Committee engages FW Cook to assist and make recommendations in connection with the selection and periodic review of companies to be included in the “Compensation Peer Group” (as disclosed on page 34), as well as related analysis in connection with updates made with the approval of the Compensation Committee. We believe the Compensation Peer Group represents the organizations that most closely correlate with us and therefore lean toward the business services industry with a focus on specialized finance. The companies who are included in the Compensation Peer Group were included based on certain metrics, principally net income, market capitalization and complexity, comparable to those of the Company. Revenue is taken into consideration but not as heavily as the other metrics listed as not all of our cash receipts are represented in our revenue numbers. A significant portion of our cash receipts are recorded as a reduction of principal on finance receivables amortization, rather than revenue.

Our NEOs total target compensation approximates the median of the Compensation Peer Group. Actual cash compensation may be above or below this range based on actual performance. Realized long-term equity incentives and total compensation will vary from the median based on actual financial and stock price performance. In making its year-end compensation decisions, the Compensation Committee noted that Company performance was strong on a relative basis and in comparison to the industry as a whole. The Compensation Committee also noted that we exceeded our 2014 financial performance targets.

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Compensation Discussion and Analysis

In its review of the 2014 compensation of the Company’s NEOs, the Compensation Committee primarily reviewed the compensation practices of the Compensation Peer Group listed below:

2014 Compensation Peer Group
Cash America International	First Cash Financial Services	SEI Investments
Credit Acceptance	Global Payments	Total Systems Services
Dealer Track Technologies	HMS Holdings	Walter Investment Management
Encore Capital Group	KCG Holdings	WEX
Equifax	MSCI	World Acceptance
Fair Isaac	Ocwen Financial

The 2014 Compensation Peer Group has been updated from the 2013 Compensation Peer Group and no longer includes DFC Global, which was acquired by Lone Star Funds, or EZCORP because its market capitalization was no longer comparable with the rest of the Compensation Peer Group and the Company. To keep a meaningful number of peers, the Company and FW Cook evaluated other possibilities and added Global Payments, KCG Holdings, MSCI, SEI Investments, Total Systems Services, and Walter Investment Management.

In addition to Compensation Peer Group data, the Compensation Committee reviews, but does not place as much emphasis on, the financial services and general industry compensation survey data developed by the compensation consulting firm of Towers Watson. The primary focus on the Compensation Peer Group data relates to more direct matches in terms of company size and business mix. The Compensation Committee uses this data to ascertain the competitive market for our NEOs, to determine whether the Company's compensation levels are competitive, and to make any necessary adjustments to reflect executive performance and Company performance. As a part of this process, FW Cook measures target and actual pay levels for the Company and the Compensation Peer Group within each compensation component and in the aggregate. FW Cook also reviews the mix of the Company’s compensation components with respect to fixed versus variable, short-term versus long-term and cash versus equity-based pay. This information is then presented to the Compensation Committee for its review and use.

The Compensation Committee generally compares the compensation of its NEOs to the median of the Compensation Peer Group. In addition, the Compensation Committee also considers factors such as our performance within the Compensation Peer Group, the unique characteristics of the individual NEOs position, and any succession and retention considerations. The Compensation Committee also considers benchmarks of its executive compensation against the Compensation Peer Group to enhance its ability to remain competitive in attracting executives.

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Compensation Discussion and Analysis

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
The primary components of our executive compensation program and the purpose of each component are presented in the table below. The Compensation Committee measures the competitiveness of our programs by looking at the median of the Compensation Peer Group and the survey data for each compensation component. The Compensation Committee considers the recommendations of its consultant, FW Cook, in the process of allocating the mix of total compensation among each element of compensation, so as to provide the right balance of fixed and variable, short-term and long-term and cash and equity compensation. The compensation of executives who have the greatest ability to influence the Company's financial performance is predominately performance-based and at risk, which is consistent with the Company's overall compensation philosophy.

Compensation Component	Key Characteristics	Purpose	Principal 2014 Actions
Annual Base Pay	Fixed
•    Attract executive talent;
•    Recognize and reward experience and skills;
•    Provide motivation for career development and enhancement; and
•    Ensure that all employees receive a basic level of compensation.

Effective January 2014, the Committee made adjustments to the base salaries of our CEO and other NEOs to reflect 2013 performance and market data. Adjustments were also made effective January 2015 for inclusion in new employment agreements, that considered 2014 performance and expected future contributions.

Annual Non-Equity Incentive Program	Variable
•    Motivate and reward executives to meet or exceed annual corporate and business unit performance; and
•    Focus on short-term (annual) objectives and encourage accountability by rewarding for performance.

The NEOs received annual non-equity incentive awards ranging from $550,000 to $2,000,000 for 2014 performance. Annual Non-Equity Incentive targets were revisited for 2015 and updates were made as appropriate.

Long-Term Equity Program	Variable
•    Motivate NEOs to achieve our multi-year business objectives by tying incentives to the performance of our company over the long-term;
•    Reinforce the link between the interests of our NEOs and our stockholders; and
•    Assists in our ability to attract and retain talent.

The NEOs received annual long-term equity incentive awards in 2014 with values ranging from $400,000 to $1,750,000. One-third of this value is subject to time-based vesting and the other two-thirds are subject to performance-based vesting.

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Compensation Discussion and Analysis

Compensation Component	Key Characteristics	Purpose	Principal 2014 Actions
Additional Equity Grants	Variable	• Retain existing key employees; and • Supplement newly hired employee for job transition and potential losses due to acquisition	Awards range from $500,000 up to $3,549,540
Health and Welfare Plans and Retirement Plans	Fixed	• Promote employee health; and • Support employees in attaining financial security.	No changes to the programs in 2014 and therefore, no changes affecting the NEOs.
Perquisites and Other Personal Benefits	Fixed	• Business related benefit to our Company or serves a necessary business purpose.	No changes to the programs in 2014 and therefore, no changes affecting the NEOs.

Annual Base Pay
Annual base pay is, in most instances, set on an individual basis at the time the employee enters into employment with the Company, or upon promotion or other change in job responsibilities. Annual base pay is reviewed annually and the Compensation Committee considers the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions prior to making any adjustments to it.

In 2014, the Compensation Committee made a determination to increase annual base pay for all of our NEOs taking into consideration performance and market alignment. Adjustments were also made for 2015 in connection with our NEOs new employment agreements.

Annual Non-Equity Incentive Program
In 2014, the annual non-equity incentive program, last approved by our stockholders in 2013, (our “Annual Bonus Plan”) provided for cash bonuses based on our financial performance and individual performance. The financial goals for the Company were set by the Compensation Committee. Each NEO was assigned an Annual Bonus Plan target established by the Compensation Committee in January 2014. Although financial goals are the main component in determining Annual Bonus Plan awards, individual contribution and performance is also taken into consideration.

The annual non-equity incentive awards granted to our NEOs under the Annual Bonus Plan are designed to constitute fully deductible “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”). For 2014, the Committee established a formula equal to three percent of the Company’s net income as the maximum amount payable to each NEO (but in no event more than the Annual Bonus Plan’s limit of $5 million per employee). The formula establishes the maximum award for each NEO; the actual payouts were determined by the Committee exercising negative discretion if warranted, taking into consideration the financial measures and factors discussed below. There was no minimum amount payable under the 2014 Annual Bonus Plan.

In order to establish a direct link between the interests of our NEOs and our stockholders, the Compensation Committee assesses Company performance relative to a series of financial measures as well as strategic and qualitative factors to arrive at the non-equity incentive bonus pool to be used for the payment of awards under the Annual Bonus Plan. The Compensation Committee may adjust this non-equity incentive bonus pool and the individual non-equity incentive bonus opportunities awarded under the Annual Bonus Plan based on corporate and individual performance, both financial and non-financial. When corporate performance is strong, the Compensation Committee approves higher non-equity incentive opportunities in the aggregate than it does when corporate performance is weaker. The Compensation Committee also takes into consideration mitigating factors affecting financial performance, and does not apply a strictly formulaic approach in determining either the individual or financial performance portions of the non-equity incentive opportunities.

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Compensation Discussion and Analysis

Non-equity incentive opportunities under the Annual Bonus Plan were determined based on recommendations from the CEO (other than his own, which is determined solely by the Compensation Committee). In preparing his recommendation, the CEO considered both the financial performance of the Company and each of the other NEOs individual and departmental contributions. For 2014 performance, the primary metric used to determine the non-equity incentive bonus pool continued to be net operating income. We believe this is most indicative of the Company’s financial success during the Fiscal year and what we want the executives to focus on achieving. Net operating income is the income from operations after subtracting costs and expenses associated with those operations. It can be found on our income statement in the line called “Income from Operations.” The CEO and the Compensation Committee then met to discuss the CEOs recommendations, the Committee made such adjustments as it determined appropriate and then all of the other NEOs non-equity incentive payments were finalized and approved through a Compensation Committee vote. The Compensation Committee fully determined and approved the amount of our CEOs award based on similar criteria without input from or the presence of the CEO. The Compensation Committee evaluated 2014 net operating income against the 2014 goals and determined that the Company’s financial performance had exceeded expectations. The Compensation Committee also took into account revenue growth, growth in cash receipts and cash collections, net operating income growth, earnings per share and the successful completion of multiple acquisitions in 2014. The Compensation Committee may exercise negative discretion to adjust the bonuses that may otherwise be payable under the 2014 Annual Bonus Plan. Based on 2014 performance, the Compensation Committee did make this election relative to the Section 162(m) plan established at the beginning of 2014.

Long-Term Equity Program
Our practice is to grant LTI awards to our NEOs and other executives as a mix of performance-based restricted shares and time-based restricted shares in amounts that are consistent with competitive practice. These awards are made after a regularly scheduled Board meeting in the first quarter of the year, upon the Compensation Committee’s recommendation and Board approval. The grant date is the date of the Compensation Committee’s vote.

In determining the amount of an individual LTI award, the Compensation Committee considers an NEOs performance during the preceding year, potential future contributions, and retention considerations, as well as market data for each NEOs position in the Compensation Peer Group.

LTI awards may also be granted when an employee is promoted to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may also make special awards in the form of restricted stock to reward the achievement of major milestones, or selective awards in situations involving a leadership transition. The Compensation Committee may also approve grants of LTI awards to new hires at the time of their hire in order to align their interests as quickly as possible with our stockholders’ interests, if circumstances warrant.
The 2014 LTI Program remained consistent with the 2013 LTI Program and focused on three key elements, each representing one-third of the total award: (i) continued Company service, (ii) return on equity (“ROE”), and (iii) total stockholder return (“TSR”). Each component within the program is independent of the others and awards can be earned in any of these categories based on the requirements within that category.

•
The continued Company service element, is a time-based restricted stock grant that vests ratably over three years. The incorporation of the time-based element is to retain high caliber executives and reward for past performance;

•
The ROE component is based on the extent to which the Company achieves a three year annualized ROE goal, calculated quarterly over the ROE 2014-2016 performance period. The Compensation Committee believes ROE is a good long-term measure that NEOs should be measured against when evaluating the sustained profitability of the Company; and

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Compensation Discussion and Analysis

•
The TSR component is based upon the Company’s achievement of relative stockholder returns, calculated over the TSR 2014-2016 performance period using as a comparison one-third of the TSR of the NASDAQ Composite and two-thirds of the TSR of the Compensation Peer Group. The Compensation Committee believes that the TSR element further aligns the NEOs interests with our stockholders’ interests.

2014-2016 ROE		2014-2016 Relative TSR
Value	Target Shares Earned (%)	Value	Target Shares Earned (%)
Less than 14.5%	Zero	Below 35th percentile	Zero
15.50%	50%	35th percentile	50%
16.50%	100%	50th percentile	100%
17.50%	150%	65th percentile	150%
18.5% or more	200%	80th percentile	200%

ADDITIONAL EQUITY AWARDS
Mr. Fredrickson received a restricted share award having a fair market value of $1,000,000, and Messrs. Stevenson, Petit, and Graves each received a restricted share award having a fair market value of $500,000. The awards were made on December 29, 2014 and will cliff vest on the third anniversary date of the grant. If the employee leaves before that time, all of the shares are forfeited. Messrs. Fredrickson, Stevenson, Petit and Graves have each positively impacted the financial success of the Company during their tenure. In order to retain each person to continue to drive financial success in the future, it was deemed appropriate to grant these special one-time awards. These grants were made in connection with the NEOs execution of new three year employment agreements with the Company.
A special one-time restricted share grant, having a fair market value of $3,549,540, was made to Mr. Olsen upon the acquisition of Aktiv in July of 2014 and will vest in three equal installments, on December 28, 2014, 2015 and 2016 based upon continued employment. Mr. Olsen is an important part of the success of the acquisition and the future financial success of the Company in the European region, so the Company is determined to retain him in the future.

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Compensation Discussion and Analysis

DECISIONS FOR 2014
The following section contains information on the Compensation Committee’s decisions on the various direct compensation components for 2014 and information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts. The following tables are in addition to, and not in lieu of, the Summary Compensation Table required by the SEC, which can be found on page 50.

2014 Compensation for our NEOs (1)(2)

Named Executive Officer	Annual Base Pay	Annual Bonus Plan	Long-Term Incentive(3)	Other Grant(4)(5)	Total
Steven D. Fredrickson	$846,154	$2,000,000	$1,750,000	$1,000,000	$5,596,154
Kevin P. Stevenson	$428,846	$1,000,000	$800,000	$500,000	$2,728,846
Geir L. Olsen(6)(7)	$244,702	$492,435	$499,254	$3,549,540	$4,785,931
Michael J. Petit	$424,038	$825,000	$700,000	$500,000	$2,449,038
Christopher B. Graves	$348,077	$700,000	$400,000	$500,000	$1,948,077

(1)	Values in table may vary slightly from the 2014 Summary Compensation table found on page 50 due to rounding.

(2)
Please see our 2014 Summary Compensation table as required by the SEC on page 50 of this Proxy Statement to see full disclosure information including all other compensation, footnotes and narrative disclosure.

(3)
LTI values represent grants made on February 5, 2014 at prices of $48.01 per share. The grant date value for shares awarded under the TSR metric is calculated using a Monte Carlo simulation and resulted in a different value of $57.40. Mr. Olson’s LTI values are based on a July 16, 2014 stock price of $60 and a Monte Carlo Simulation price of $84.30.

(4)
Messrs. Fredrickson, Stevenson, Petit and Graves received retention share grants on December 29, 2014 at a price of $58.90 per share and will cliff vest after 3 years, on December 29, 2017. If the employee leaves before that time, all of the shares are forfeited.

(5)
Mr. Olsen received a grant of 59,159 restricted shares valued at $3,549,540, or $60 per share, on July 16, 2014, upon closing of the Atkiv acquisition. These shares will vest in three equal installments, on December 28, 2014, 2015 and 2016 based upon continued employment.

(6)
Mr. Olsen was granted his LTI on July 16, 2014 at a price of $60.00 per share. The grant date value for shares awarded under the TSR metric is calculated using a Monte Carlo simulation and resulted in a different value of $84.30

(7)
Geir L. Olsen’s annual base pay is prorated, based on the period July 16, 2014 to December 31, 2014, and is converted from €201,318 as of December 31, 2014 for illustrative purposes only. Exchange rate used was €1/$1.2155.

These decisions were based on the Company’s actual financial results, which were largely above the 2013 actual results, as indicated in the table below.

Goal	2013 Actual	2014 Actual	Percent Improvement Over 2013
Revenue	$735.1M	$881.0M	20%
Net Operating Income	$297.5M	$342.1M	15%
Operating Expenses to Cash Receipts Ratio	36%	37%	-3%
Cash Collections	$1,142.4M	$1,378.8M	21%
Diluted Earnings Per Share	$3.45	$3.50	1%

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Compensation Discussion and Analysis

Steven D. Fredrickson, 55, Chairman, President and Chief Executive Officer
A complete description of Mr. Fredrickson’s qualifications is set forth on page 11 of this Proxy Statement.

Mr. Fredrickson led the Company to another successful year that included the following achievements:

•	Growth of Revenue of 20%;

•	Growth of Net Operating Income of 15%;

•	Growth of Cash Collections of 21%; and

•	Growth of Diluted Earnings Per Share of 1%.

Compensation Component	Steven D. Fredrickson
	2013	2014	Percent Increase from 2013	Component as a % of 2014 Compensation
Salary	$750,000	$846,154	12.8%	18.4%
Annual Bonus Plan	$1,600,000	$2,000,000	25.0%	43.5%
Time Based Long-Term Incentive	$533,337	$583,322	9.4%	12.7%
Performance Based Long-Term Incentive	$1,066,673	$1,166,621	9.4%	25.4%
Total 2014 Compensation(1)	$3,950,010	$4,596,097	16.4%	100.0%

(1)
Mr. Fredrickson also received a retention grant of restricted shares in 2014 with a fair market value of $1,000,000 when he executed his employment agreement. This grant is not included in total comp as it is a one-time grant and not considered part of year over year compensation.

Kevin P. Stevenson, 51, Executive Vice President, Chief Financial and Administrative Officer, Treasurer and Assistant Secretary
Prior to co-founding the Company in 1996, Mr. Stevenson served as Controller and Department Manager of Financial Control and Operations Support at Household Recovery Services Corporation (“HRSC”) from 1994 to 1996. Prior to joining HRSC, he served as Controller of Household Bank's Regional Processing Center in Worthington, Ohio. He is a certified public accountant and received his B.S.B.A. with a major in accounting from The Ohio State University.

In addition to contributing to the Company’s strong financial results, Mr. Stevenson helped to successfully drive the following initiatives:

•	Successfully raised additional funds necessary for the acquisition of Aktiv;

•	Revamped Investor Relations program which has led to an increased volume in meetings with Stockholders in 2014;

•	Expanded Internal Audit functions to support new COSO framework; and

•	Increased PRA’s involvement in certain regulatory matters of interest to the Company.

Compensation Component	Kevin P. Stevenson
	2013	2014	Percent Increase from 2013	Component as a % of 2014 Compensation
Salary	$400,000	$428,846	7.2%	19.2%
Annual Bonus Plan	$1,000,000	$1,000,000	0.0%	44.9%
Time Based Long-Term Incentive	$233,254	$266,648	14.3%	12.0%
Performance Based Long-Term Incentive	$466,612	$533,271	14.3%	23.9%
Total 2014 Compensation(1)	$2,099,866	$2,228,765	6.1%	100.0%

(1)
Mr. Stevenson also received a retention grant of restricted shares in 2014 having a fair market value of $500,000 when he executed his new employment agreement. This grant is not included in total comp as it is a one-time grant and not considered part of year over year compensation.

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Compensation Discussion and Analysis

Geir L. Olsen, 45, Chief Executive Officer PRA Group Europe
Mr. Olsen directs PRA’s acquisition of non-performing consumer loans from leading banks and financial institutions across Europe, as well as all customer operations in Europe. Prior to joining PRA in 2014, Mr. Olsen was chief executive officer and a board member since 2011 at Aktiv, a leader in acquiring and servicing non-performing consumer debt throughout Europe and Canada. Mr. Olsen joined Aktiv from Cisco, a worldwide leader in information technology, where over a 10-year period he held various leadership roles in sales, marketing and strategy at both Cisco and a predecessor company, Tandberg. He also advised financial services and technology companies as a McKinsey consultant for five years prior to joining Tandberg. Mr. Olsen holds a master’s degree from the Norwegian School of Economics and Business Administration. He also serves on the board of Acano Ltd., a technology company based in the UK.

Mr. Olsen led the Company’s European business, and achieved the following:

•	Successfully led acquisition integration with little disruption and no loss of key management; and

•	Led an investment of $34.7 million in a securitized fund in Poland.

Compensation Component	Geir L. Olsen
	2013	2014	Percent Increase from 2013	Component as a % of 2014 Compensation
Salary(1)	N/A	$244,702	N/A	19.8%
Annual Bonus Plan	N/A	$492,435	N/A	39.8%
Time Based Long-Term Incentive	N/A	$157,740	N/A	12.8%
Performance Based Long-Term Incentive	N/A	$341,514	N/A	27.6%
Total 2014 Compensation(2)	N/A	$1,236,391	N/A	100.0%

(1)
Geir L. Olsen’s base salary was converted from Euro’s as of December 31, 2014 for illustrative purposes only. Exchange rate used was €1/$1.2155. This salary only reflects that paid to him from July 16, 2014 forward.

(2)
Geir L. Olsen was previously CEO of Aktiv, which was acquired by PRA Group, Inc. in July of 2014. Under the terms of the PRA Group, Inc. restricted stock unit agreement, upon closing of the acquisition of Aktiv, Mr. Olsen received 59,159 shares of PRA Group, Inc. restricted stock valued at $3,549,540. The shares will vest in three equal installments, on December 28, 2014, 2015 and 2016 based upon continued employment.

Michael J. Petit, 55, President, Insolvency Investment Services
Mr. Petit joined the Company in 2003 to lead the Company's efforts in purchasing bankrupt consumer accounts. Prior to joining PRA, Mr. Petit was Managing Director and Head of the Core and Communications Technologies Group in the Investment Banking Division of Pacific Crest Securities. Mr. Petit has also held senior investment banking positions with Jefferies & Company and Banc One Capital Markets. Mr. Petit received a B.S. in mechanical engineering from the University of Illinois and an M.B.A. from The University of Texas at Austin.

Mr. Petit led Insolvency Services to another successful year, including the following achievements:

•	Cash collections of $458 million;

•	Revenue achievement of $217 million; and

•	Successful integration of assets and employees acquired from Pamplona.

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Compensation Discussion and Analysis

Compensation Component	Michael J. Petit
	2013	2014	Percent Increase from 2013	Component as a % of 2014 Compensation
Salary	$388,462	$424,038	9.2%	21.8%
Annual Bonus Plan	$1,000,000	$825,000	-17.5%	42.3%
Time Based Long-Term Incentive	$233,253	$233,329	0.0%	12.0%
Performance Based Long-Term Incentive	$466,608	$466,660	0.0%	23.9%
Total 2014 Compensation (1)	$2,088,323	$1,949,027	-6.7%	100.0%

(1)
Mr. Petit also received a retention grant of restricted shares in 2014 having a fair market value of $500,000 when he executed his employment agreement. This grant is not included in total comp as it is a one-time grant not considered part of year over year compensation.

Christopher B. Graves, 46, Executive Vice President, Core Acquisitions
Mr. Graves directs PRA’s acquisition of charged-off debt from leading U.S. creditors, and was appointed to his current role in 2013. He joined PRA in 2006 as Vice President, Portfolio Acquisitions, and was appointed to Senior Vice President, Core Acquisitions in 2009. Prior to joining PRA, he was Vice President of Acquisitions and Group Manager for the Credit Recovery Services division of Capital One. He previously served as Vice President in the role of regional manager at Signet Bank and First Union. Mr. Graves has an MBA from The College of William and Mary. He earned a B.S. in Business Administration from Wake Forest University, and graduated from the Consumer Banking Association’s Graduate School of Retail Bank Management at the University of Virginia.

Mr. Graves led the Company’s Core Acquisitions team, which had various achievements, including the following:

•	Achieved $379 million in Core portfolio investments;

•
Provided underwriting support for Core portfolio acquisitions related to the UK business until the Aktiv transaction and then assisted with transition and took responsibility for Canada portfolio acquisitions; and

•	Led the effort to ensure PRA was qualified by all major sellers.

Compensation Component	Christopher B. Graves
	2013	2014	Percent Increase from 2013	Component as a % of 2014 Compensation
Salary	$293,077	$348,077	18.8%	24.1%
Annual Bonus Plan	$650,000	$700,000	7.7%	48.3%
Time Based Long-Term Incentive	$116,577	$133,324	14.4%	9.2%
Performance Based Long-Term Incentive	$233,257	$266,606	14.3%	18.4%
Total 2014 Compensation(1)	$1,292,911	$1,448,007	12.0%	100.0%

(1)
Mr. Graves also received a retention grant of restricted stock in 2014 having a fair market value of $500,000 when he executed his employment agreement. This grant is not included in total comp as it is a one-time grant and not considered part of year over year compensation.

DECISIONS FOR 2015
In December 2014, the Compensation Committee entered into new employment agreements with its NEOs (“Employment Agreements”) effective as of January 1, 2015, to replace the NEOs prior employment agreements which were set to expire on December 31, 2014. Note however, that Mr. Olsen is not a party to one of these Employment Agreements. Mr. Olsen’s employment agreement is described below on page 44.

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Compensation Discussion and Analysis

New Employment Agreements
The Employment Agreements set forth the compensation, benefits, term of employment and other terms and conditions relating to each NEOs employment. The Employment Agreements superseded prior employment agreements, the terms of which expired on December 31, 2014. The Commencement Date of each of the Employment Agreements is January 1, 2015, and each expires on December 31, 2017, unless terminated earlier, in accordance with their terms. The equity retention grants made in conjunction with the signings of the new agreements were effective as of December 29, 2014.

The Employment Agreements provide for specified severance payments upon the NEOs involuntary termination of employment without Cause or as a result of Constructive Termination, death or disability. Depending on the circumstances of the termination such payments may include base salary and accrued paid time off through the date of termination, as well as a pro-rata Annual Bonus, based upon the Company's performance and the number of days of employment in the calendar year of termination, subsidized COBRA benefits and severance payments based on specific multiples of the NEOs base salary and average bonuses. If an NEO is terminated for Cause, no severance payments will be made. These terms have not materially changed from the previous agreements, as described below in the section titled “Post Employment Compensation Arrangements.”

The Employment Agreements include the following.

•	A base salary, with a minimum annual rate as described in the table below, which may, but is not required to, be adjusted upwards during the term of the agreement;

•
Eligibility for an annual bonus, as set forth in the Company’s Annual Bonus Plan, which will be reviewed annually to determine target participation level and to establish goals and subsequent payout levels. Adjustments can be made to the target participation levels to reflect changes in roles or modifications to pay mix, and target opportunity during the term;

•	Eligibility for equity awards;

•
In connection with the execution of the Employment Agreement, each NEO was eligible to receive an equity retention grant in the form of restricted stock units in values described above, with terms and conditions set forth in the award agreement; and

•
Any compensation paid pursuant to the Employment Agreement is subject to current or future claw-back policies instituted by the Company to comply with rules promulgated, if any, pursuant to any law, government regulation or stock exchange listing requirement.

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Compensation Discussion and Analysis

The following chart reflects the adjustments that went into effect on January 1, 2015 pursuant to the Employment Agreements.

2015 Compensation Changes(1)

Name	2014 Annual Base Pay	2015 Annual Base Pay	2014 Annual Bonus Target	2015 Annual Bonus Target
Steven D. Fredrickson	$846,154	$900,000	$900,000	$1,000,000
Kevin P. Stevenson	$428,846	$475,000	$500,000	$600,000
Geir L. Olsen(2)	$532,336	$553,629	$354,890	$404,575
Michael J. Petit	$424,038	$440,000	$500,000	$500,000
Christopher B. Graves	$348,077	$390,000	$350,000	$400,000

(1)	Figures above may vary from the Summary Compensation table due to rounding.

(2)	Geir L. Olsen’s annual base pay and bonus were converted from Euro’s as of December 31, 2014 for illustrative purposes only. Exchange rate used was €1/$1.2155.

Employment Agreement for Geir L. Olsen
Geir L. Olsen, CEO PRA Group Europe, entered into an employment agreement with Aktiv effective as of February 19, 2014. Upon the acquisition of Aktiv, PRA assumed Mr. Olsen’s employment agreement. Pursuant to his employment agreement, Mr. Olsen will be paid a base salary of €437,956 per annum. His base salary will be reviewed by the Company in January of each year and a salary increase may be awarded in the absolute discretion of the Company. There is no guarantee of any salary increase, but his salary may not be reduced. Mr. Olsen’s employment agreement provides for severance in an amount equal to 12 months’ base salary if his termination is declared unfair by definitive judgment or unilaterally by the Company.

Mr. Olsen is eligible to participate in the Company’s Annual Bonus Plan from time to time. Mr. Olsen will have the opportunity to earn an annual target bonus equal to €291,971 and the actual amount may be higher or lower than the target amount (ranging from zero to 200 percent of the target bonus amount), dependent on company and personal performance. The Company may replace, amend or discontinue any such bonus programs at any time. Mr. Olsen has no contractual rights to any bonus payments, which will be paid in the absolute discretion of the Company, taking into account such criteria as may be identified from time to time and may include personal performance, Company performance and overall Division performance.

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Compensation Discussion and Analysis

2015 LTI Awards
Additionally, in February 2015 the Compensation Committee granted LTI awards to the NEOs based on its assessment of their 2014 performance and the market data for each NEOs position in the Compensation Peer Group. The LTI awards granted in February 2015 were made pursuant to the 2015 LTI program, which is identical to the 2014 LTI Program described starting on page 37.

The following table presents the equity incentive awards for each NEO granted under our 2015 LTI Program in February 2015. Awards are granted as performance-based vesting restricted stock units and time-based vesting restricted stock units under the program. These awards generally will not be reported in the Summary Compensation Table until next year.

Named Executive Officer	Long-Term Incentive Program– Time-Based Compensation Value	Long-Term Incentive Program – Performance Shares Compensation Value (1)	Total Shares
Steven D. Fredrickson	13,340	26,212	39,552
Kevin P. Stevenson	5,590	10,984	16,574
Geir L. Olsen	4,446	8,736	13,182
Michael J. Petit	4,446	8,736	13,182
Christopher B. Graves	2,858	5,616	8,474

(1)
Represent the number of performance shares that will be fully realized only if specific performance metrics are achieved over a three year period (2015 – 2017). Performance shares can pay out at 0 – 200% of the stated value.

OUTSTANDING PERFORMANCE SHARE AWARDS
During 2014, the Company’s NEOs had three tranches (award years 2012-2014) of performance-vesting share awards outstanding. The key features of these outstanding awards are included below:

Award Year	Measure	Performance Threshold	Performance Period	Percent Achievement
2012	Adjusted EBITDA	Minimum threshold $500 million	2012 (1 year)	172%
	Return on Equity	Minimum threshold for ROE of at least 14.5%	2012-2014 (3 years)	200%
	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite and 2/3 Compensation Peer Group)	2012-2014 (3 years)	200%
2013	Return on Equity	Minimum threshold for ROE of at least 14.5%	2013-2015 (3 years)	To be determined by 3/31/16
	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite and 2/3 Compensation Peer Group)	2013-2015 (3 years)	To be determined by 3/31/16
2014	Return on Equity	Minimum threshold for ROE of at least 14.5%	2014-2016 (3 years)	To be determined by 3/31/17
	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite and 2/3 Compensation Peer Group)	2014-2016 (3 years)	To be determined by 3/31/17

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 45

Compensation Discussion and Analysis

Realization of 2012-2014 LTI Program
In March 2015, the NEOs received payouts with respect to the ROE and TSR performance share awards that were granted in January 2012 for the three-year performance period of 2012-2014. The NEOs also received payouts in December of 2013 and 2014 for the Adjusted EBITDA portion of their award. These awards were earned and paid based on our actual performance relative to the target goals of Adjusted EBITDA (172%), ROE (200%), and TSR (200%). The final award payments to the NEOs were:

Name	Target Number of Shares Awarded	Actual Number of Shares Awarded
Steven D. Fredrickson	55,641	106,095
Kevin P. Stevenson	16,690	31,824
Geir L. Olsen (1)	N/A	N/A
Michael J. Petit	16,690	31,824
Christopher B. Graves	10,200	19,449

(1)	Mr. Olsen was not employed by the Company and therefore did not receive a grant for the 2012-2014 LTI Program.

OTHER COMPENSATION
Tax-Qualified Plans
The Company sponsors the PRA Group, Inc. 401(k) Plan for its employees, including the NEOs, who are eighteen years of age or over. This 401(k) plan is a long-term savings vehicle that enables all employees to make pre-tax contributions via payroll deductions and receive tax-deferred earnings on the contributions made. Employees are eligible to make voluntary contributions to the plan of up to 100% of their compensation, subject to Code limitations, after completing six months of service with the Company. The Company makes matching cash contributions of up to 4% of each participating employee's annual base pay. Employees are able to direct their own investments, among a range of investment choices, under the plan.

We periodically compare the competitiveness of our benefits programs for all our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median when compared to other employers.

Nonqualified Plans
The Company does not offer any nonqualified plans to any of its employees, including our NEOs.

Deferred Compensation Plans
The Company does not offer any deferred compensation plans to any of its employees, including our NEOs.

Severance and Change in Control Arrangements Pursuant to their employment agreements with the Company, our NEOs (or their beneficiaries or estates) are all eligible for severance payments and other benefits upon terminations of employment for the following reasons:

•	Death;

•	Disability;

•	Termination for Reasons other than Cause;

•	Constructive Termination;

•	Change in Control “Double Trigger” Termination; and

•	Nonrenewal of an Employment Agreement.

In the case of a termination for Cause, no severance payments will be made. We find each of these practices to be typical among our peers and we note that the receipt of severance benefits is subject to our NEOs compliance with non-compete/non-solicitation covenants and, in the case of Messrs. Fredrickson, Stevenson, Petit and Graves, execution of a release of claims. In no instance will the Company provide excise tax reimbursements or gross-ups to any of our NEOs.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 46

Compensation Discussion and Analysis

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see the section titled “Post Employment Compensation Arrangements” in this Proxy Statement.

PERQUISITES AND OTHER PERSONAL BENEFITS
We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for comprehensive physical examinations. The NEOs are required by policy to submit to comprehensive physical examinations every 5 years (if over 40 years of age) at the Company's expense, at a cost of up to approximately $5,000 each. This perquisite is provided because we believe it serves a necessary business purpose and protects the interests of the organization and stockholders by requiring each NEO to receive high-quality preventative care and thereby increasing the likelihood of early detection for any serious illness that would prevent them from serving the Company to the best of their ability.
OTHER RELATED POLICIES
In addition to the other components of our executive compensation program, we maintain stock ownership guidelines as described below. These guidelines are consistent with evolving best practices and helps ensure that our executive compensation program does not encourage our NEOs to engage in risk-taking behaviors that are beyond our ability to effectively identify and manage.

Stock Ownership Guidelines
In order to further align the NEOs interests with those of the Company's stockholders and assure that management focuses on appropriate long-term initiatives designed to increase stockholder value, the Compensation Committee has established stock ownership guidelines for certain key executives. Ownership of equity by executive officers in the Company serves to align their interests with those of the Company's stockholders and demonstrates to the investing public and to all of the Company's other employees that senior management is committed to and believes in the future success of the Company. The stock ownership guidelines establish ownership goals to be achieved and maintained within 5 years from the date of hire or promotion.

Once each year, the Compensation Committee is provided with a report showing the extent to which our executives have met the applicable ownership guidelines. This report includes targeted share ownership, actual share ownership, any increase or decrease in actual share ownership during the year, and the amount of both vested and non-vested shares. The Compensation Committee may determine whether, based on the executive’s success in achieving his or her stockholding targets, the executive's annual non-equity incentive, if any, is paid in stock, rather than in cash. The specific share requirements for each executive include shares that are beneficially owned, directly or indirectly by the executive, but do not include any shares that have been granted to the executive that have not yet vested. In accordance with the guidelines, executives must retain 100% of their after-tax equity compensation until a pre-determined multiple of annual base pay ownership is met, as set forth in the following table. In order to permit consistent long-term planning by an executive, once established, these targets are not reset except upon the approval of the Compensation Committee in the event of a significant promotion of the executive, exceptional equity grants, or other considerations. The following chart details the equity ownership targets established for the NEOs and their actual share holdings as of the Record Date. As of the Record Date, each NEO has achieved their individual equity ownership goal or is on track to achieve their ownership goal within 5 years, pursuant to the Company's targeted executive stock ownership guidelines.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 47

Compensation Discussion and Analysis

Targeted Levels of Executive Share Ownership

Name	2014 Annual Base Pay	Multiple	Share Targets(1)	Actual Share Holdings(2)
Steven D. Fredrickson	$850,000	5	73,364	237,252
Kevin P. Stevenson	$430,000	3	22,268	160,365
Geir L. Olsen(3)	$532,336	3	27,567	10,846
Michael J. Petit	$425,000	3	22,009	73,459
Christopher B. Graves	$350,000	3	18,125	49,114

(1)	Based on a December 31, 2014 stock price of $57.93 per share.

(2)	As of the Record Date.

(3)	Geir L. Olsen’s annual base pay and bonus were converted from Euro’s as of December 31, 2014 for illustrative purposes only. Exchange rate used was €1/$1.2155.

Pledging
The Company’s Anti Pledging Policy prohibits our NEOs from pledging, alienating, attaching or otherwise encumbering, the Company’s stock and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate of the Company.

Hedging
The Company’s Anti-Hedging Policy prohibits its employees, officers and directors from speculating or hedging their interests in the Company’s stock. Accordingly, employees, and directors may not “play the market” in Company securities by engaging in speculative transactions such as any direct or indirect hedging transaction that could reduce or limit the director’s or employee’s economic risk with respect to their holdings, ownership or interest in the common stock or other securities of the Company, including without limitation, outstanding stock options, stock appreciation rights or other compensation awards the value of which are derived from, make reference to or are based on the value or market price of common stock or other securities of the Company. Prohibited transactions include, without limitation, same day purchase and sales, prepaid variable forward contracts, equity swaps, short sales, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in market value of the equity securities of the Company.

IMPACT OF TAX POLICIES

Deductibility of Executive Compensation
One of our compensation objectives is to structure and administer our annual and LTI compensation plans for our other NEOs to maximize the tax deductibility of the payments as “qualified performance-based compensation” under Section 162(m) of the Code to the extent practicable. However, while the Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Code, it reserves the right to adopt such compensation arrangements as may from time to time be desirable to reward, retain or attract top-quality management even if payments may not be fully or partially deductible under Section 162(m).

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Compensation Committee Report

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled "Compensation Discussion and Analysis" with management as required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee has recommended to our Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the Fiscal year ended December 31, 2014.

The Compensation Committee
David N. Roberts, Chair
John H. Fain
James M. Voss

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 49

Compensation Tables

2014 SUMMARY COMPENSATION TABLE

The following table sets forth all compensation awarded to, earned by or paid to each of the Company’s NEOs for all services rendered to the Company for the years ended December 31, 2014, 2013, and 2012, including equity awards. The Company does not offer defined benefit pension plans or nonqualified deferred compensation plans.

Name and Principal Position	Year	Salary(1)	Cash Bonus(2)	Stock Bonus(3)	Stock Awards(4)(5)	Non-Equity Incentive Plan Comp	All Other Comp(6)	Total
Steven D. Fredrickson Chairman, President, and Chief Executive Officer	2014	$846,154			$2,749,887	$2,000,000	$10,400	$5,606,441
	2013	$750,000			$1,600,010	$1,600,000	$10,200	$3,960,210
	2012	$725,000			$1,499,981	$1,300,000	$10,000	$3,534,981
Kevin P. Stevenson Executive Vice President, Chief Financial and Administrative Officer	2014	$428,846			$1,299,861	$1,000,000	$10,400	$2,739,107
	2013	$400,000			$699,866	$1,000,000	$10,200	$2,110,066
	2012	$375,000			$449,922	$950,000	$10,000	$1,784,922
Geir L. Olsen(7) Chief Executive Officer, PRA Group Europe	2014	$244,702			$4,048,794	$492,435		$4,785,931
Michael J. Petit President, Bankruptcy Services	2014	$424,038			$1,199,931	$825,000	$10,400	$2,459,369
	2013	$388,462			$699,861	$1,000,000	$10,200	$2,098,523
	2012	$325,000	$270,000	$299,989	$2,699,894	$730,000	$10,000	$4,334,883
Christopher B. Graves(8) Executive Vice President, Core Acquisitions	2014	$348,077			$899,873	$700,000	$10,400	$1,958,350
	2013	$293,077			$349,834	$650,000	$10,200	$1,303,111

(1)	Represents actual annual base pay earned.

(2)	In 2012 only Mr. Petit earned a cash bonus for extraordinary achievement. No bonuses outside of the Annual Bonus Plan were earned in 2014.

(3)
Mr. Petit was granted 8,160 shares of Company stock in February 2013 as payment for a portion of his 2012 bonus awarded under the Company’s non-equity incentive plan, which will vest ratably over three years.

(4)
The amounts included in the "Stock Awards" column represent the aggregate grant date fair value of the stock awards granted in 2014, 2013 and 2012 determined pursuant to ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 9 to the consolidated financial statements in the Company’s Form 10-K for the Fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015. The shares awarded vest pursuant to the terms of the Company's LTI program and consist of awards that vest based on continued service with the Company and awards that vest if stated performance goals are met as well as on continued service with the Company (see pages 37-38 for a more complete description of the LTI Programs). The actual amount of compensation that will be realized by the NEO at the time the stock award vests, if at all, will depend upon the market price of the Company's common stock at the vesting date. The value as of the grant date of the maximum number of shares that could vest under the 2014 LTI awards is as follows: Mr. Fredrickson, $3,725,665; Mr. Stevenson, $1,745,899; Mr. Olsen, $4,284,360; Mr. Petit, $1,590,250; and Mr. Graves, $1,122,873.

(5)	The Stock Awards for Mr. Petit include a supplemental LTI award of $2,250,000, granted on January 9, 2012, at a grant price of $60.62 per share.

(6)
These amounts represent Company matching contributions to the recipient's 401(k) plan account up to limits for such plans under federal income tax rules. Any amounts for executive physicals (the only perquisite or personal benefit provided to the NEOs) have not been included as they are less than the $10,000 threshold under SEC rules.

(7)	Mr. Olsen was not a NEO until the Company’s acquisition of Aktiv on July 16, 2014 and, as a result, only the portion of his 2014 compensation earned after such acquisition is included.

(8)	Mr. Graves was not a NEO for 2012 and as a result only his 2013 and 2014 compensation information is included.

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Compensation Tables

2014 GRANTS OF PLAN BASED AWARDS
The following table presents, for each of the NEOs, information concerning awards under our LTI Programs and Annual Bonus Plan and grants of equity awards made during 2014.

Grants of Plan Based Awards Table(1)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Performance Shares Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares or Units(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven D. Fredrickson	2/5/14		$900,000	$5,000,000		22,312	44,624	12,150	$1,749,942
	12/29/14							16,977	$999,945
Kevin P. Stevenson	2/5/14		$500,000	$5,000,000		10,199	20,398	5,554	$799,918
	12/29/14							8,488	$499,943
Geir L. Olsen(7)	7/16/14		$360,842	$5,000,000		4,809	9,618	2,629	$499,254
	7/16/14							59,159	$3,549,540
Michael J. Petit	2/5/14		$500,000	$5,000,000		8,925	17,850	4,860	$699,988
	12/29/14							8,488	$499,943
Christopher B. Graves	2/5/14		$350,000	$5,000,000		5,099	10,198	2,777	$399,930
	12/29/14							8,488	$499,943

(1)
The amounts reported relate to the non-vested LTI awards granted to the NEOs under the 2014 LTI Program and cash bonuses under the Company’s Annual Bonus Plan. In addition, Messrs Fredrickson, Stevenson, Petit and Graves received special onetime retention grants and Mr. Olsen received a onetime sign-on grant. Except for the time-based portion, any shares will not vest if the performance criteria set forth in the discussion of the 2014 LTI Program are not met.

(2)	Represents the range of possible awards pursuant to the Annual Bonus Plan.

(3)	Represents the range of possible awards pursuant to the performance–based restricted stock portion of the 2014 LTI Program.

(4)	The amounts reported in this column represent the time-based portion of the 2014 LTI Program awards, which vest ratably over three years.

(5)
The amounts reported above relate to the non-vested performance-based restricted stock and time-based restricted stock granted to the NEOs. The value of the LTI awards was determined by multiplying the closing price of the Company's common stock as of the grant dates (February 5, 2014-$48.01, July 16, 2014-$60.00 and December 29, 2014-$58.90) times the target number of shares granted. The performance-based portion of the shares will not vest if the performance criteria are not met.

(6)
The portion of fair value of stock options and awards represented by Total Share Return values were calculated using a Monte Carlo simulation price of $57.40 for the February 5, 2014 grant date and a price of $84.30 for the July 16, 2014 grant date.

(7)	Mr. Olsen’s target bonus was converted from Euro’s as of December 31, 2014. Exchange rate used was €1/$1.2155.

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Compensation Tables

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table provides information on the NEOs outstanding unvested equity awards as of December 31, 2014. The market value of shares of stock is determined by multiplying the number of shares by the closing price of the Company's common stock at December 31, 2014. No options were outstanding as of December 31, 2014.

Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2) (3)	Market Value of Shares of Stock that Have Not Vested as of 12/31/14(3) (4)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)(4)
Steven D. Fredrickson	1/9/2012	80,418	$4,658,615
	1/23/2013	10,312	$597,374	30,936	$1,792,122
	2/5/2014	12,150	$703,850	22,312	$1,292,534
	12/29/2014	16,977	$983,478
Kevin P. Stevenson	1/9/2012	24,123	1,397,445
	1/23/2013	3,866	$223,957	11,601	$672,046
	2/5/2013	604	$34,990	1,812	$104,969
	2/5/2014	5,554	$321,743	10,199	$590,828
	12/29/2014	8,488	$491,710
Geir L. Olsen	7/16/2014	42,068	$2,436,999	4,809	$278,585
Michael J. Petit	1/9/2012	98,355	$5,697,705
	1/23/2013	3,544	$205,304	10,635	$616,086
	2/5/2013	6,346	$367,624	2,718	$157,454
	2/5/2014	4,860	$281,540	8,925	$517,025
	12/29/2014	8,488	$491,710
Christopher B. Graves	1/9/2012	15,744	$912,050
	1/23/2013	2,254	$130,574	6,765	$391,896
	2/5/2014	2,777	$160,872	5,099	$295,385
	12/29/2014	8,488	$491,710

(1)
The performance component of the LTI awards will not vest or be awarded if the Company does not achieve its minimum threshold performance targets, as described more fully on pages 37-38. If such targets are met, the number of shares to be received by each NEO will be determined based on actual performance.

(2)
The shares granted vest either (i) ratably over a stated period, beginning on the first anniversary of the award date or (ii) pursuant to the terms of the respective LTI Program, based on the achievement of stated performance goals. (See pages 37-38 for a more complete description of the LTI Program).

(3)	All share counts have been adjusted to account for the three for one stock split by means of a stock dividend paid on August 1, 2013.

(4)	The amounts in this column represent the fair value using $57.93, the Company's closing price of common stock at December 31, 2014.

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Compensation Tables

2014 OPTION EXERCISES AND STOCK VESTED
The following table provides information concerning the shares acquired on vesting during 2014 on an aggregated basis for each of the NEOs named therein, and includes the value realized upon vesting. No stock options were exercised in 2014.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Steven D. Fredrickson	73,895	$4,105,850
Kevin P. Stevenson	31,244	$1,728,479
Geir L. Olsen	19,720	$1,155,789
Michael J. Petit	108,186	$6,147,181
Christopher B. Graves	21,096	$1,166,913

(1)
Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the closing market value of the underlying share on the previous day’s close from the vesting date.

The following table provides detailed vesting information of the value realized upon vesting of stock awards:

Name	Vesting Date	Number of Shares(1)	Closing Market(2)	Value Realized on Vesting
Steven D. Fredrickson	1/09/2014	6,186	$54.19	$335,219
	1/14/2014	4,113	$53.88	$221,608
	1/23/2014	5,156	$52.97	$273,113
	3/07/2014	42,509	$55.14	$2,343,946
	12/31/2014	15,931	$58.50	$931,964
Kevin P. Stevenson	1/09/2014	1,854	$54.19	$100,468
	1/14/2014	1,974	$53.88	$106,359
	1/23/2014	1,933	$52.97	$102,391
	2/05/2014	302	$48.75	$14,723
	3/07/2014	20,402	$55.14	$1,124,966
	12/31/2014	4,779	$58.50	$279,572
Geir L. Olsen	12/28/2014	19,720	$58.61	$1,155,789
Michael J. Petit	1/09/2014	1,854	$54.19	$100,468
	1/14/2014	1,974	$53.88	$106,359
	1/23/2014	1,772	$52.97	$93,863
	2/05/2014	453	$48.75	$22,084
	2/05/2014	2,720	$48.75	$132,600
	3/07/2014	20,402	$55.14	$1,124,966
	3/31/2014	37,116	$57.01	$2,115,983
	12/31/2014	37,116	$58.50	$2,171,286
	12/31/2014	4,779	$58.50	$279,572
Christopher B. Graves	1/09/2014	2,133	$54.19	$115,587
	1/14/2014	1,317	$53.88	$70,960
	1/23/2014	1,127	$52.97	$59,697
	3/07/2014	13,599	$55.14	$749,849
	12/31/2014	2,920	$58.50	$170,820

(1)	Final payment of ROE and TSR performances shares earned on 12/31/2014 were awarded on March 6, 2015 after the Compensation Committee certified financial results.

(2)
Closing market price to calculate value of shares at vesting is the day prior to vesting date unless the grant is made and vests on the same day, in which case the closing market price of the grant date is used.

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Compensation Tables

POST-EMPLOYMENT COMPENSATION ARRANGEMENTS
Each NEO has an employment agreement that provides for the payment of specified severance benefits upon termination of employment under some or all of the following circumstances:

•	Death;

•	Disability;

•	Termination for Reasons Other than Cause;

•	Constructive Termination;

•	Change in Control “Double Trigger” Termination; and

•	Nonrenewal of an Employment Agreement.

Depending on the circumstances of the termination, these severance benefits may include cash payments equal to a specified multiple of base salary and bonus (using a three-year average), pro-rata bonuses, accelerated vesting of equity incentive awards and subsidized COBRA benefits for 18 months.

The Estimated Post-Employment Payments and Benefits Table that follows this narrative summarizes such severance payments and benefits. In the case of a termination for Cause, no severance payments will be made. Severance payments are conditioned on the executive's execution of a full release of all claims against the Company. While their employment agreements provide the NEOs with certain benefits upon their involuntary termination (not for cause), the agreements also provide protections for the Company in the form of Non-Competition, Non-Solicitation, and Confidentiality restrictive covenants. None of the NEOs are provided with any type of golden parachute or excise tax reimbursement or gross-up.

The amounts in the following table were calculated based upon employment agreements in effect as of December 31, 2014 and an assumed termination date of December 31, 2014. The amounts reported in the following table are hypothetical. Actual payments will depend on the circumstances and timing of any termination of employment. Because the assumed termination date is December 31, 2014, we have used the full year target non-equity incentive award for Messrs. Fredrickson, Stevenson, Petit and Graves in the “Pro-Rata Bonus” row.

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Compensation Tables

Estimated Post Employment Payments and Benefits
Name	Type of Payment or Benefit	Involuntary Termination Without Cause/Constructive Termination, not during a Change in Control Protection Period(1)	Involuntary Termination Without Cause/Construction Termination, during a Change in Control Protection Period(1)(2)	Disability	Death
Steven D. Fredrickson	Severance Payment – Base Salary	$1,700,000	$1,700,000	N/A	N/A
	Severance Payment Non – Equity Incentive Award	$3,266,667	$3,266,667	N/A	N/A
	Pro – Rata Bonus(3)	$900,000	$900,000	$900,000	$900,000
	Equity(4)	N/A	$10,027,973	N/A	$10,027,973
	Benefits	$21,877	$21,877	N/A	N/A
	Total	$5,888,544	$15,916,517	$900,000	$10,927,973
Kevin P. Stevenson	Severance Payment – Base Salary	$860,000	$860,000	N/A	N/A
	Severance Payment Non – Equity Incentive Award	$1,966,667	$1,966,667	N/A	N/A
	Pro – Rata Bonus(3)	$500,000	$500,000	$500,000	$500,000
	Equity(4)	N/A	$3,837,689	N/A	$3,837,689
	Benefits	$21,877	$21,877	N/A	N/A
	Total	$3,348,544	$7,186,233	$500,000	$4,337,689
Geir L. Olsen(6)	Severance Payment – Base Salary(5)	$532,336	$532,336	N/A	N/A
	Severance Payment Non – Equity Incentive Award	N/A	N/A	N/A	N/A
	Pro – Rata Bonus	N/A	N/A	N/A	N/A
	Equity(4)	N/A	$2,715,584	N/A	$2,715,584
	Benefits	N/A	N/A	N/A	N/A
	Total	$532,336	$3,247,920	$0	$2,715,584
Michael J. Petit	Severance Payment – Base Salary	$850,000	$850,000	N/A	N/A
	Severance Payment Non – Equity Incentive Award	$2,083,333	$2,083,333	N/A	N/A
	Pro – Rata Bonus(3)	$500,000	$500,000	$500,000	$500,000
	Equity(4)	N/A	$8,334,447	N/A	$8,334,447
	Benefits	$21,877	$21,877	N/A	N/A
	Total	$3,455,210	$11,789,657	$500,000	$8,834,447
Christopher B. Graves	Severance Payment – Base Salary	$700,000	$700,000	N/A	N/A
	Severance Payment Non – Equity Incentive Award	$1,136,667	$1,136,667	N/A	N/A
	Pro – Rata Bonus(3)	$350,000	$350,000	$350,000	$350,000
	Equity(4)	N/A	$2,382,487	N/A	$2,382,487
	Benefits	$26,585	$26,585	N/A	N/A
	Total	$2,213,252	$4,595,739	$350,000	$2,732,487

(1)
Except in the case of Mr. Olsen, severance for termination without Cause/Constructive Termination, as set forth in the employment agreements, provides two years’ annual base pay, two times the employee’s three-year average annual non-equity incentive award, and subsidized COBRA reimbursements for 18 months. Pursuant to the terms of Mr. Olsen’s employment agreement, if Mr. Olsen’s termination of employment is declared unfair by definitive judgment or unilaterally by the Company, he shall be entitled to severance pay equal to 12 months of base salary.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 55

Compensation Tables

(2)
NEOs receive severance payments and vesting of equity grants accelerates in the case of a change of control and an involuntary termination without Cause or Constructive Termination within the period six months before and 24 months after the change in control (i.e., double trigger).

(3)
Pro-rata bonus (based upon actual company performance and the days of employment in the calendar year of termination) other than for (a) voluntary termination by NEO, (b) termination due to Disability, as set forth in the employment agreements, (c) death, or (d) Nonrenewal, as set forth in the employment agreements. Pro-rata bonus has been estimated at the full-year target amount.

(4)
Equity values represent immediate vesting of all unvested grants upon involuntary termination without Cause or Constructive Termination in connection with a change in control, death and disability and are based on the closing stock price ($57.93) on December 31, 2014 of all unvested shares as of December 31, 2014.

(5)	Geir L. Olsen’s base salary was converted from Euro’s as of December 31, 2014 for illustrative purposes only. Exchange rate used was €1/$1.2155.

(6)	Geir L. Olsen is on an international contract that varies from US based executives.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 56

Submission of Stockholder Proposals

SUBMISSION OF STOCKHOLDER PROPOSALS
A stockholder proposal may be considered for inclusion in the Company’s proxy materials for the 2016 annual meeting of stockholders pursuant to SEC Rule 14a-8 of the Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. Stockholders who wish to present proposals for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8 must submit their proposals so that they are received at our principal executive offices no later than the close of business on December 15, 2015.
The Company’s By-Laws and Amended and Restated Certificate of Incorporation provide that any stockholder of record entitled to vote at an annual meeting of stockholders who intends to make a nomination for director or make any other proposal must notify the Corporate Secretary in writing not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s By-Laws must be received no earlier than March 1, 2016 and no later than March 31, 2016. Any nominations or other proposals submitted thereafter will be opposed as not having been timely filed. The notice must meet other requirements contained in the Company’s By-laws and Amended and Restated Certificate of Incorporation, copies of which are available on the Investor Relations page on the Company’s website at www.pragroup.com. Copies of such documents can also be obtained, at no cost, from the Corporate Secretary at the address set forth herein, or from the SEC. The Company did not receive any recommendations from stockholders for consideration at the Annual Meeting or any notice of a stockholder’s intent to present a proposal at the Annual Meeting. As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Annual Meeting except items incident to the conduct of the Annual Meeting. The enclosed proxy card will confer discretionary authority with respect to matters which are not presently known to the Board at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named on the proxy card to vote their proxy card with respect to such matters in accordance with their best judgment.

Electronic Delivery of Proxy Materials
Under rules approved by the SEC, the Company is furnishing proxy materials on the internet in addition to mailing paper copies of the materials to each stockholder of record. Stockholders may also view proxy materials and the Company’s 2014 Annual Report to Stockholders online at the Company’s website at www.pragroup.com. If you hold shares through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 57

Submission of Stockholder Proposals

Annual Report on Form 10-K
A copy of this Proxy Statement, the Company's 2014 Annual Report to Stockholders, its audited consolidated financial statements, together with other related information, are available on the Internet and are being mailed to stockholders who requested printed versions. Additionally, these materials and the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, and all financial statements or schedules required to be filed with the SEC pursuant to Rule 13a-1 may be obtained from the Investor Relations page of our website at www.pragroup.com, or by request directed to the Corporate Secretary at the address below. A copy of the Company's Annual Report on Form 10-K, and other periodic filings also may be obtained from the SEC's EDGAR database at www.sec.gov. Please direct all inquiries to the Corporate Secretary at the following address:

Judith S. Scott
Executive Vice President, General Counsel and Secretary
PRA Group, Inc.
140 Corporate Boulevard
Norfolk, VA 23502
jsscott@pragroup.com

Stockholder List
A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the Annual Meeting.

This Proxy Statement is dated as of April 17, 2015. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement. The furnishing of this Proxy Statement to stockholders shall not create any implication to the contrary.

Notice of Annual Meeting of Stockholders and 2015 Proxy Statement | 58

If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for Director and "FOR" proposals 2 and 3.

Please mark votes as in this example ☒

The Board of Directors recommends a vote FOR the election of the directors listed below.

1. Election of Directors

Nominees for the Board of Directors are

	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote for the nominees listed
01 Steven D. Fredrickson	☐	☐
02 Penelope W. Kyle	☐	☐

(Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

The Board of Directors recommends a vote FOR proposals 2 and 3.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

I plan to attend the Annual Meeting ☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Date: ______________________________

____
Signature

____
Signature (if held jointly)

CONTROL NUMBER

→ ☐

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.